UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2023

HEYU BIOLOGICAL TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Block 19, Hongchang Food Co., Ltd.,

Yuanhong Investment Zone, Donggao Village, Chengtou Town,

Fuqing City, Fuzhou City, Fujian Province,

350300, China

(Address of principal executive offices)

(86) 180 5901 6050

(Registrant’s telephone number, including area code)

Room 903&904, Huli Building, 619 Sishui Street, Huli District, Xiamen City, Fujian Province, China
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for the purposes of this Current Report on Form 8-K only:

●	“BVI” refers to the British Virgin Islands.

●	“Hongchang BVI” refers to Hong Chang Global Investment Holdings Limited, a company formed under the laws of the British Virgin Islands.

●	“Hongchang Food” refers to Fuqing Hongchang Food Co., Ltd., a company formed under the laws of the People’s Republic of China.

●	“Hongchang Group” refers to Hongchang BVI and its subsidiaries, including Hongchang Food.

●	“Hongchang HK” refers to Hong Chang Biotechnologies (HK) Limited, a company formed under the laws of Hong Kong Special Administrative Region.

●	“Hong Kong” refers to the Hong Kong Special Administrative Region.

●	“PRC” refers to the People’s Republic of China, excluding, for the purposes of this report only, Taiwan and the special administrative regions of Hong Kong and Macau.

●	“we,” “us,” “our Company,” “our,” and the “Company” refer to Heyu Biological Technology Corporation, a Nevada corporation incorporated on May 18, 1987, and references to “Group” refers to the Company and its subsidiaries.

●	“WFOE” refers to Fujian Hongjin Biotechnology Co., Ltd., a company formed under the laws of the People’s Republic of China.

●	all references to “RMB” are to the legal currency of the PRC.

●	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Our Company, Heyu Biological Technology Corporation, is a corporation incorporated in Nevada. Following the closing of the Hongchang Acquisition (as defined below) and the Share Disposal (as defined below) of our existing business prior to the Hongchang Acquisition, we will conduct our business through our primary PRC operating subsidiary, Fuqing Hongchang Food Co., Ltd., a company formed under the laws of the PRC, as well as its intermediate holding companies, Hong Chang Global Investment Holdings Limited, a company formed under the laws of the BVI, Hong Chang Biotechnologies (HK) Limited, a company formed under the laws of Hong Kong, and Fujian Hongjin Biotechnology Co., Ltd., a company formed under the laws of the PRC. Investors in our Company may never have direct ownership in the operating entities based in China, or our other subsidiaries incorporated in the BVI and Hong Kong.

We are subject to certain legal and operational risks associated with having substantially all business operations in China, including changes in the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of our shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are evolving. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, we cannot ensure that we could respond timely to the new regulatory requirements. If any, such modified or new laws and regulations will have the potential impact on the ability to accept foreign investments and list on an U.S. or other foreign exchange. These risks may cause significant depreciation of the value of our shares, or a complete hinderance of our ability to offer our securities to investors. See “Risk Factors—Risks Relating to Doing Business in the PRC” beginning on page 39.

On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. We do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this report, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we (including any of our subsidiaries) received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures, or received any inquiry, notice, warning or sanctions regarding our planned offering of securities from the CSRC or any other PRC governmental authorities. Also, as of the date of this report, we do not believe we are in a monopolistic position in the industry in which we operate. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it remains uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our Chinese subsidiaries to obtain regulatory approval from Chinese authorities before future offerings of securities in the U.S. These risks could result in a material change in our operations in China and potentially the value of our securities being registered herein for sale. The CSRC regulatory risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

In addition, our shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of our annual report for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, WWC, P.C., is headquartered in San Mateo, California, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations.

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2023, our Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hongchang BVI, a business company incorporated in the BVI, and Hongchang BVI’s shareholders, Zengqiang Investment Limited, a business company incorporated in the BVI, and Hong Jin Investment Limited, a business company incorporated in the BVI (the “Selling Shareholders” and each a “Selling Shareholder”), in relation to the acquisition of Hongchang BVI by our Company (the “Hongchang Acquisition”). Zengqiang Investment Limited is wholly-owned by Mr. Zengqiang Lin and Hong Jin Investment Limited is wholly-owned by Ms. Zhenzhu Lin. Mr. Zengqiang Lin has been a director of our Company since February 17, 2023, and Ms. Zhenzhu Lin is the sister of Mr. Zengqiang Lin. In accordance with the terms of the Share Exchange Agreement, the Selling Shareholders will sell and transfer 100 shares of Hongchang BVI, constituting all of the issued and outstanding share capital of Hongchang BVI, to our Company in exchange for an aggregate of 415,582,375 new shares of our Company’s common stock (the “Consideration Shares”).

Immediately following the closing of the Hongchang Acquisition, our Company had a total of 518,831,367 issued and outstanding shares of common stock. The 415,582,375 Consideration Shares constitute 80.1% of our enlarged share capital following the closing of the Hongchang Acquisition. The exchange consideration for the Hongchang Acquisition was determined on an arms’ length basis based on our valuation of the Hongchang Group and its assets.

Hongchang BVI is a holding company and wholly-owns Hongchang HK, a company formed under the laws of Hong Kong. Hongchang HK in turn wholly-owns Fujian Hongjin Biotechnology Co., Ltd. (WFOE), a company formed under the laws of the PRC. WFOE wholly-owns Fuqing Hongchang Food Co., Ltd. (Hongchang Food), a company formed under the laws of the PRC. Hongchang Food is in the business of constructing and operating the Hongchang Food Industrial Park project. Following the completion of Hongchang BVI, Hongchang BVI and its subsidiaries, collectively referred to in this report as the “Hongchang Group”, will become a part of our corporate group.

The Selling Shareholders are not U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and they acquired our shares outside of the United States. In issuing our common stock to Zengqiang Investment Limited and Hong Jin Investment Limited, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Hongchang BVI

In accordance with the terms of the Share Exchange Agreement, on September 4, 2023, the Selling Shareholders transferred 100 shares of Hongchang BVI, constituting one hundred percent (100%) of the issued and outstanding share capital of Hongchang BVI, to our Company in exchange for the issuance of 353,322,843 shares of our common stock to Zengqiang Investment Limited, and 62,259,532 shares of our common stock to Hong Jin Investment Limited. The Hongchang Group’s main operating subsidiary is Hongchang Food, whose main asset is its investment in the Hongchang Food Industrial Park project, presently under construction.

The Share Exchange Agreement was closed on September 4, 2023 (the “Closing”), following which we acquired all the issued and outstanding shares of Hongchang BVI pursuant to the Share Exchange Agreement and Hongchang BVI, as well as the entire Hongchang Group, including Hongchang Food, became our wholly owned subsidiaries. Immediately following the Closing, our Company had a total of 518,831,367 issued and outstanding shares of common stock.

Disposal of our existing business

On August 21 2023, we entered into a share purchase agreement (“Share Purchase Agreement”) with our Director, Mr. Ban Siong Ang as the buyer, to dispose of our existing assets held prior to the Hongchang Acquisition, comprising of our entire shareholding interest in HP TECHNOLOGY LIMITED, which directly and indirectly holds the equity interest in our indirect subsidiaries, Heyu Healthcare Technology Limited, Jiashierle (Xiamen) Healthcare Technology Co., Ltd. and our 60% equity interest in Shanghai Kangzi Medical Technology Co., Ltd. (the “Share Disposal”). Our Company will receive nominal consideration for the Share Disposal as we have determined that our shareholding interest in HP TECHNOLOGY LIMITED is of a deficit value. The Share Disposal was consummated on September 4, 2023.

As described above, on September 4, 2023, we acquired all the issued and outstanding shares of Hongchang BVI pursuant to the Share Exchange Agreement and Hongchang BVI became our wholly owned subsidiary. As a result of the Share Disposal and the closing of the Hongchang Acquisition, we have now assumed Hongchang Food’s business operations as our own.

DESCRIPTION OF BUSINESS

Overview

Effective on September 4, 2023 (the “Closing Date”), pursuant to the Share Exchange Agreement, Hongchang Food became an indirect wholly-owned subsidiary of our Company. As a result, we are now, through the Hongchang Group and Hongchang Food, engaged in the industrial food park business.

Following completion of the Hongchang Acquisition, our executive offices will be located at Block 19, Hongchang Food Co., Ltd., Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, PRC.

Corporate History and Structure

Heyu Biological Technology Corporation (the “Company” or “we”) was incorporated in the state of Nevada on May 18, 1987, as Asphalt Associates, Inc. and changed its name to Pacific WebWorks in January 1999. From 1999 to 2016 the Company engaged in the development and distribution of web tools software, electronic business storefront hosting, and Internet payment systems for individuals and small to medium sized businesses. On February 23, 2016, the Company filed a voluntary petition for bankruptcy in the U.S. Bankruptcy Court for the District of Utah, and soon afterwards ceased its business activities. On August 19, 2016, the Company proposed a Plan of Liquidation and on November 28, 2016, the Court entered an order confirming the Plan of Liquidation and establishing a Liquidating Trust. On December 28, 2016, all assets and liabilities of the Company were transferred to the Liquidating Trust (the “Liquidation”).

On April 18, 2018, the Company entered into a Share Purchase Agreement (the “SPA”) with Mr. Ban Siong Ang (the “Purchaser”) and Mr. Dan Masters (the “Seller”), pursuant to which the Purchaser acquired 1,021,051,700 shares, representing 98.91% of the issued and outstanding shares of common stock of the Company from Seller for an aggregate purchase price of $335,000 (“Share Purchase”). As a result of the SPA, the Company accepted the resignation of Dan Masters, as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board. This resignation was given in connection with the closing of the Share Purchase and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Additionally, all debt due to Mr. Masters from the Company was cancelled as of the closing of the Share Purchase and recognized as contributed capital.

On April 18, 2018, to fill the vacancies created by Mr. Masters’s resignations, Ban Siong Ang and Hung Seng Tan were elected as the directors of the Company. Mr. Ang was appointed as President, Chief Executive Officer, and Chairman of the Board. Mr. Tan was appointed as Executive Director of the Company. Ms. Wendy Li was appointed as Chief Financial Officer.

On July 3, 2018, the Company changed its name to Heyu Biological Technology Corporation, with a new ticker symbol, “HYBT”. On January 17, 2019, Jiashierle (Xiamen) Healthcare Technology Co., Ltd. (“JSEL”), a limited liability company incorporated under the laws of the PRC, and an indirect wholly owned subsidiary of our Company, entered into a Share Transfer Agreement (the “Share Transfer Agreement”) with Mr. Yu Xu (“Mr. Xu”), an individual who owned 90% of the equity interests of Shanghai Kangzi Medical Technology Co., Ltd., a limited liability company organized under the laws of the PRC (“Kangzi”). Pursuant to the Share Transfer Agreement, Mr. Xu transferred 60% of the equity interests of Kangzi to JSEL on January 17, 2019 for the purpose of developing a joint venture in the business of selling medical equipment. In return, JSEL would fund the operations of Kangzi in proportion to its equity interest in Kangzi. Kangzi owned no assets and conducts no business operation of its own. As a result, as of January 17, 2019, Kangzi became an indirect subsidiary of our Company. Since the beginning of 2019, Mr. Xu has led the core research and development team of Kangzi to develop and manufacture a new medical product, the Submillimeter Wave (Terahertz) Quantized Space Therapy Chamber (the “Chamber”). Utilizing submillimeter waves, the Chamber is a medical equipment designed to treat cancer through cold nuclear fusion caused by cosmic ray muons in an enclosed chamber. Specifically, we believe that exposure to an appropriate amount of submillimeter waves could accelerate the generation of a large number of cosmic ray muons inside the human body and that such cosmic ray muons could further facilitate cold nuclear fusion, which could reverse the cancer process through which selenium is converted into nickel inside cells. Please refer to our annual report for the fiscal year ended December 31, 2022 for further details of the operations of Kangzi.

On February 28, 2021, Ms. Wendy Li resigned from her position with the Company as the Chief Financial Officer. To fill the vacancies created by Ms. Wendy Li’s resignation, Mr. Ang was appointed as the Chief Financial Officer. On November 30, 2021, Mr. Bo Lyu has been appointed as the Chief Financial Officer. On February 17, 2023, the board of directors of the Company appointed Mr. Zengqiang Lin as an independent director of the Company, effective February 17, 2023.

Prior to the Hongchang Acquisition, our Company’s management determined a plan to evaluate strategic acquisition options across various industries, geographic and market opportunities. As a result of the consummation of the Hongchang Acquisition, on September 4, 2023, Hongchang Food became a wholly-owned subsidiary of our Company and the business of Hongchang Food became the business of our Company.

Further, on August 14, 2023, our Company effected a 1-for-10 reverse stock split, following which the Company had a total of 103,247,057 issued and outstanding shares of common stock.

The diagram below illustrates our corporate structure immediately following the closing of the Hongchang Acquisition and the Share Disposal. Our Group does not contain any variable interest entities as of the date of this report.

Business Overview

Hongchang Food was established in September 2017, and primarily engages in the investment in and management of the Hongchang Food Industrial Park project. Its main asset is its investment in the food industrial park, which was obtained by bidding in September 2020 and is currently under construction. Upon completion of such project, Hongchang Food will engage in the core businesses of food trade and biotechnology. Hongchang Food has commenced limited sales operations in 2023, during which revenue has been recognized. Hongchang Food Industrial Park is part of the third batch of key projects in Fujian Province, PRC, and is located adjacent to the Taiwan Strait in Fujian province, PRC, in the Fuqing Functional Zone of Fuzhou New District, in the Yuanhong Investment Zone, which is jointly developed by the PRC and Indonesia.

Hongchang Food Industrial Park covers an area of 108,000 square meters, with a construction area of about 130,000 square meters. The park is located adjacent to the Urban Rail Transit Line 6 and Jiangyin International Container Terminal, as well as the Yuanhong Wharf Ocean Fishing Port, making it an ideal base to connect to various Asian and European countries. It is accessible by driving within 5 minutes from the Beijing–Taipei Expressway (under construction), 30 minutes from the Fuzhou Changle International Airport, and 25 minutes from Fuzhou city, and is at the intersection of Fuzhou, Changle, Pingtan, and Fuqing, PRC.

The zoning plans for Hongchang Food Industrial Park include the following: (1) vendor managed inventory (“VMI”) supplier inventory storage: approximately 85000 square meters, including warehousing and distribution centers, cold chain warehouses, and frozen processing facilities (special cold storage capabilities based on temperature control to control product properties, improve quality, and extend shelf life). (2) Functional area: Phase I includes plans to build a preliminary processing line for aquatic products, a pre-packaging line, a production line for food water retention technology, an import and export technology services, and a biological testing and certification center. (3) Business district: this includes a trading center, import and export office/service center, pre-sales/after-sales service center, as well as accommodation facilities.

Hongchang Food Industrial Park is expected to complete construction by 2024. As the Hongchang Food Industrial Park is still under construction, there is no guarantee that the construction of the Hongchang Food Industrial Park will be completed or that any financial or operational projections will materialize. Investors are advised to exercise caution when investing in our securities.

Principal Products and Services

Relying on a VMI system, which is a supplier managed inventory system, Hongchang Food works hand-in-hand with suppliers to establish an industry platform that is positioned in the “first mile” in the food supply chain to enable participants to “buy globally and sell globally”.

Hongchang Food aims to build a food industrial park that integrates refrigeration processing, cold chain storage, cold chain transportation, and cold chain sales to improve the circulation of fresh agricultural products domestically and internationally. Hongchang Food’s business model will involve establishing frozen storage warehouse facilities, general logistics warehouses and food processing capabilities, and building a supply chain platform to resolve the pain points of product delivery and dispersed orders, servicing both upstream and downstream customers in the process.

Hongchang Food’s food trading business will serve as an intermediary connecting upstream food product suppliers and downstream purchasers with its storage, logistics and food processing services. Revenue from the food trading business will be derived from food product sales.

Hongchang Food’s supply chain platform will also serve to connect upstream and downstream participants by centralizing order flow and connecting sellers with buyers. Revenue from such platform will be derived from profit-sharing with upstream suppliers, as well as by charging platform management fees and warehouse usage fees to downstream customers.

By concentrating customer orders, leveraging on economies of scale, reducing customs fees and logistics costs, bargaining power with upstream customers will be improved, and greater profit margins can be generated for downstream customers, leading to greater downstream customer acquisition, which in turn leads to further upstream client acquisition. Other potential revenue sources include the provision of services such as testing and certification, product temperature control and water retention services, as well as food processing.

Hongchang Food intends to focus its initial import products on frozen food products, and fresh food types, surimi, salmon, durian and poultry, which will be sold domestically, while the main export products are to be domestically produced food crops. As of date of this report, Hongchang Food is still in the early stage of its business plan, and the business development may vary depending on the changing circumstances.

Business Strategies

Sharing circulation resources with suppliers, deeply cultivate the “first mile” of imports, and create “import value”.

1. Through the sharing of circulation resources, suppliers are provided with closer access to the market, improving market capabilities, and customer needs can be served more closely. Based on the business data of Hongchang Food’s platform, production and supply can be more carefully planned and measured. Suppliers are able to obtain sales data from purchasers and use this data to coordinate their production, inventory activities, and review actual sales activities of purchasers.

2. Based on the “Two Countries, Two Parks” platform between China and Indonesia, Hongchang Food provides suppliers with localized transaction convenience, enhances customer acquisition capabilities, and provides transaction costs savings.

3. Based on its self-operated trade business to expand VMI cooperation categories, in addition to providing “first mile” industry infrastructure, Hongchang Food provides sales forecasting, production planning, SKU and inventory management, achieving a “hand-in-hand” business symbiosis relationship with its customers and suppliers.

Collaborate with purchasers in inventory acquisition, consolidating the import supply chain, and achieve “centralized” value.

1. Based on the location advantages of adjacent ports and the procurement of self-operated business categories, we collaborate with participants to achieve centralized stocking data flow for suppliers and achieve cost reduction in purchase orders. In accordance with the inventory stocking cycle, suppliers are driven by VMI to replenish inventory based on sales forecasts, provide one-time bulk supply and batch customs clearance and warehousing according to business cycle needs, improving efficiency and lowering cost wastage caused by dispersed procurement and supply.

2. At the circulation end, concentrated inventory has the advantage of “energy conservation” in management, and concentrated logistics improves convenience in logistics planning, bringing cost advantages. Concurrently with business expansion, the role of “centralization” becomes even more significant.

3. For buyers, VMI based on Hongchang Food’s proprietary platform is able to eliminate redundant purchasing staff departments, automating certain human tasks, removing unnecessary control steps from the acquisition process, lowering inventory costs, and improving service levels. Secondly, supplier-built inventory resolves the traditional contradiction of “inventory pressure” between traditional procurement and supply relationships, and the inventory level is planned based on market feedback. By coordinating multiple procurement and logistics, the total cost is further reduced.

4. Based on the Hongchang Food’s VMI self-operated business model, in relation to different products which have different circulation characteristics, sales cycles and shelf life, purchasers are charged based on actual volume, and the higher the turnover efficiency of purchasers, the lower the costs they bear.

Using self-operated business model as a channel to attract customers and realize “platform value”.

1. With a self-operated business model, by linking upstream and downstream customers, a “user pool” is established with the same standardized service standards and utilizing platform advantages to achieve diversification and scalability.

2. Gradually establishing service ports for different sales channels through the “centralization” of inventory by category, and utilize the functional area of Hongchang Food Industry Park to supplement the chain in a planned manner based on the characteristics of product demand (packaging, form, etc.) of different channels. For instance, Hongchang Food Industry Park functional area, Phase I will invest in the construction of aquatic preliminary processing/packaging lines, cold processing lines, and food water preservation processing lines), achieving platformization.

Competitive Strengths

We believe that the following competitive strengths will contribute to the future sales of Hongchang Food:

●	Hongchang Food Industrial Park is adjacent to the Urban Rail Transit Line 6, and is located at the intersection of four major regions: Fuzhou, Changle, Pingtan, and Fuqing, making it a prime staging ground for the PRC food product supply chain.

●	Hongchang Food Industrial Park is located at a national-level food industrial park – the core area of Fuqing Functional Zone of Fuzhou High Tech Zone and sits at the crossroads of a monumental collaborative project between China and Indonesia, and benefits from strategic policy stemming from the “3820 Strategic Project” in Fujian Province, PRC. Hongchang Food is well placed to capitalize on such policy benefits, as well as the opportunity to access the single window for trade circulation brought about by the RCEP international food industry initiatives.

●	Hongchang Food enjoys comprehensive advantages throughout the food supply chain. At the upstream, combined with supply chain finance, Hongchang Food will collaborate with producers in value-added food and fresh products to achieve a win-win market; at the midstream, cooperate with supply chain groups and other food industry parks who already have mature markets to deepen distribution channels; at the downstream, working with small business owners and chain stores, new retail channels, as well as provincial agricultural leaders, Hongchang Food will form a comprehensive network integrating production, supply and marketing, factories and stores.

●	Hongchang Food will leverage on governmental and bilateral policies from China and Indonesia, as well as various initiatives to facilitate cross-border trade brought about by the RCEP, to establish Hongchang Food Industrial Park as the industrial food park to connect domestic and foreign markets and form a comprehensive supply chain for all industry participants.

Competition

We believe that Hongchang Food will face competition in its business focus, especially against traditional cold chain logistics parks. Such traditional cold chain logistics parks operate as a node providing third-party services, such as third-party warehousing, logistics and trading markets, but their transaction, delivery, and payment services tend to not be integrated. The product flow, information flow, and capital flow are “off the chain”, and are loosely connected with the operation of upstream and downstream customers, Hence, the services provided by traditional cold chain logistics parks are reflected as business costs in the operation of upstream and downstream customers and do not directly generate value.

In contrast, as a “first kilometer” supply chain industry infrastructure platform, Hongchang Food Industrial Park has superior integrated platform characteristics. The cost reduction and efficiency of Hongchang Food Industrial Park’s supply chain services directly generate value for upstream and downstream enterprises. Through deep connections with product operations of our customers, a “pipeline” function is realized, which is deeply integrated with the industry. The transaction, delivery and payment capabilities form a closed loop, and the platform is able to integrate all manners of product flow, information flow and capital flow. With strong scalability, gradually shifting from product aggregation to industry aggregation, Hongchang Food can achieve sustainable development from the supply chain to the industrial chain, and then to the value chain.

Customers

Hongchang Food’s customer base is expected to three primary types. (1) Upstream product suppliers who share in the resources of Hongchang Food’s platform and enter into profit-sharing arrangements with Hongchang Food’s platform. Alternatively, such customers may utilize Hongchang Food’s value-added services, such as warehouse receipt pledge financing. (2) Downstream platform customers, who based on product category on Hongchang Food’s platform and the corresponding inventory level, enter into arrangements with Hongchang Food relating to sales and operation cycles, paying deposit fees and usage fees to the platform based on the throughput volume. The higher the throughput, the lower the fees will be. Alternatively, such customers may utilize Hongchang Food’s VMI services and other value-added services such as supply chain finance. (3) Downstream self-operating customers, also known as third-party customers, who are purchasers on our platform, or the purchasers of products from Hongchang Food’s trade operations. They may also function as end-retailers for Hongchang Food’s platform in certain regions, in respect of specific product categories or specific channels (such as supermarket chains), with Hongchang Food’s platform acting as the supplier.

Marketing

We foresee that we will use a variety of marketing and distribution channels, including online and offline platforms, for our sales and marketing of our services. Hongchang Food will leverage on the policy initiatives of the China-Indonesia Two-Country-Park programme and utilize the Hongchang Food Industrial Park to become the “first mile” platform of the food supply chain, and using its own trading business to convert its network of suppliers and customers into platform users to create an expanding eco-system.

Seasonality

Hongchang Food’s products are mainly frozen food and agricultural products, and summer season is the off-season of the industry annually. Such seasonality impact is not expected to be significant, since after the business expansion of Hongchang Food, the increased variety of food products sold will mitigate the seasonality effects and risks of other food products subject to seasonality. Hongchang Food aims to mitigate the impact of such industry seasonality by developing business lines with seasonally advantageous products and careful control of its inventory and stocking.

Suppliers

Hongchang Food’s business operations require the procurement of stable supplies from food suppliers at reliable prices. We foresee that the majority of our suppliers will comprise food and agricultural producers. We aim to create strategic long-term partnerships with strong industry players who can become our inventory partners, especially in product categories with growth potential.

Employees

Hongchang Food currently has approximately 10 full-time employees in China and outsources its construction operations. We have employment contracts with all of our full-time employees in accordance with the relevant PRC laws. In addition, from time to time, we may hire part-time workers for our business.

Cash Transfers and Distributions

As of the date hereof, except for a loan in the total amount of RMB3,628,000 provided by our PRC subsidiary, Jiashierle (Xiamen) Healthcare Technology Co., Ltd. (“JESL”), to another PRC subsidiary, Shanghai Kangzi Medical Technology Co., Ltd. (“Kangzi”), for the purpose of purchasing raw materials, no cash transfers have occurred among our subsidiaries and the Company. Both JESL and Kangzi are PRC companies, and the cash transfer between them is not subject to PRC foreign exchange regulations. Following the Share Disposal, JESL and Kangzi are no longer subsidiaries of our Company.

We are not aware of any restrictions on foreign exchange or limitations on transferring cash among the Company, our BVI subsidiary (the “BVI Sub”), and our Hong Kong subsidiary (the “HK Sub”). Transfers of funds among our PRC subsidiaries are free of restrictions. In PRC, the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China are subject to comply with the provisions of foreign exchange laws. Remittances of funds from our PRC subsidiaries to the Company, the BVI Sub, and/or the HK Sub are subject to review and conversion of Renminbi to U.S. Dollars through the bank designated and authorized by China’s State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company without prior approval of SAFE. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we will need to obtain SAFE approval or complete certain mandatory registration procedures to use cash generated from the operations of our PRC subsidiary to pay any debts they may incur in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In addition, any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiaries will be required to be registered with SAFE or its local branches or satisfy relevant requirements. These restrictions may adversely affect the operations of our PRC subsidiaries. The remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries may be restricted from paying dividends to us, and if we are unable to obtain dividends from our PRC subsidiaries, if any, it may adversely impact our dividends distribution to investors (if any). See “Risk Factors—Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.”

Currently, we do not have cash management policies that dictate cash transfers among our Company and its subsidiaries. As of the date hereof, (1) no cash transfers have occurred between our Company and its subsidiaries; (2) none of our subsidiaries have made any dividend payment or distribution to our Company; and (3) neither the Company nor any of its subsidiaries have made any dividends or distributions to U.S. investors. Our subsidiaries have no plans to make any distribution or dividend payment to the Company in the near future. Neither the Company nor any of its subsidiaries have plans to make any distribution or dividend payment to the investors in the near future.

Intellectual Property

We and Hongchang Food rely on a combination of trade secret laws and restrictions on disclosure to protect any intellectual property rights we may hold. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors.”

As of the date of this current report, Hongchang Food does not hold any material registered intellectual property rights.

Insurance

As required by laws and regulations in China, Hongchang Food participates in various employee social security plans that are organized by municipal and provincial governments, including housing, pension, medical insurance and unemployment insurance programs. Hongchang Food is required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of Hongchang Food’s employees, up to a maximum amount specified by the local government from time to time. As of the date of this report, Hongchang Food has not made adequate social insurance contributions for all full-time employees as required by PRC regulations, which may subject it to potential penalties. For more details, please see “PRC Regulations—PRC Regulations relating to Employment and Social Welfare.”

Research and Development

Hongchang Food is currently exploring ways to enhance the efficiency of the food products supply chain logistics, distribution and storage.

Property plant and equipment

Prior to consummation of the Hongchang Acquisition, our executive office was located at Room 903&904, Huli Building, 619 Sishui Street, Huli District, Xiamen City, Fujian Province, China. Upon completing the Hongchang Acquisition, our headquarters will be located at Block 19, Hongchang Food Co., Ltd., Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, PRC. Hongchang Food, owns the Hongchang Food Industrial Park via land use rights granted by the PRC local authority.

PRC REGULATIONS

This section sets forth a summary of the applicable PRC laws, rules, regulations, government and industry policies and requirements that have a significant impact on the Hongchang Food’s operations and business in the PRC.

PRC Regulations Relating to Company Establishment

The establishment, operation, and management of companies in the PRC is governed by the PRC Company Law, or the “Company Law,” as promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on December 29, 1993, effective on July 1, 1994, and subsequently amended in 1999, 2004, 2005, 2013, and 2018. According to the Company Law, companies established in the PRC are either limited liability companies or joint stock limited liability companies. The Company Law applies to both domestic companies and foreign-invested companies.

On March 15, 2019, the National People’s Congress (the “NPC”) approved the Foreign Investment Law of the PRC, or the “Foreign Investment Law,” which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises, and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The Foreign Investment Law adopts the management system of pre-establishment national treatment and negative list for foreign investment. Policies in support of enterprises shall apply equally to foreign-funded enterprises according to laws and regulations. Foreign investment enterprises shall be guaranteed that they could equally participate in the setting of standards, and the compulsory standards formulated by the State shall be equally applied. Fair competition for foreign investment enterprises to participate in government procurement activities shall be protected. The Foreign Investment Law also stipulates the protection of intellectual property rights and trade secrets. In addition, Regulations for the Implementation of the Foreign Investment Law of the PRC came into effect on January 1, 2020.

Notice on the Implementation of Foreign Investment Law and the Registration of Foreign-funded Enterprises was issued by the State Administration for Market Regulation on December 28, 2019. According to such notice, the State Administration for Market Regulation conducts business registration, and the applicant shall apply for the registration of foreign-funded enterprises through the enterprise registration system. The registration authority shall conduct formal examination on relevant application materials. Where a foreign investor or enterprise with foreign investment invests in a field other than those in the negative list, it shall register in accordance with the principle of consistency of domestic and foreign investment.

The Measures for Reporting Foreign Investment Information was adopted by the Ministry of Commerce of the PRC(the “MOFCOM”) on December 19, 2019, approved by the State Administration for Market Regulation, and became effective on January 1, 2020. According to such measures, when a foreign investor directly or indirectly conducts investment activities in China, the foreign investor or foreign-invested enterprise shall submit investment information to the competent department of commerce in accordance with the measures.

PRC Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors were principally governed by the Guidance Catalog of Industries for Foreign Investment, promulgated and as amended from time to time by MOFCOM and National Development and Reform Commission (“NDRC”), which was later divided into two legal documents, including the Catalog of Industries for Encouraged Foreign Investment, or the “Encouraged Catalog,” and the Special Administrative Measures for Access of Foreign Investment (Negative List), or the “Negative List.” The current Encouraged Catalog was promulgated by MOFCOM and NDRC on October 26, 2022 and became effective on January 1, 2023. The current Negative List was promulgated by MOFCOM and NDRC on December 27, 2021, and became effective on January 1, 2022. Industries listed in the Negative List are divided into two categories: restricted and prohibited. Industries not listed in the Negative List are generally constituted “permitted,” and are open to foreign investment unless specifically restricted by other PRC regulations. For restricted industries, some are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Pursuant to the current Negative List, manufacturing and selling bakery products is an encouraged industry for foreign investment access.

PRC Regulations Relating to Food Business Operation

Food Safety

The Food Safety Law of the People’s Republic of China, or the “Food Safety Law,” was promulgated by the SCNPC on February 28, 2009, and amended on April 24, 2015, December 29, 2018, and April 29, 2021. The Food Safety Law is formulated for the purposes of ensuring food safety and safeguarding the physical health and life of members of the public. Persons engaging in food manufacturing and processing, circulation of food, and storage and transportation of food in the PRC shall comply with this law. Under the Food Safety Law, food manufacturers and food business operators shall be accountable for the safety of food consumers, comply with food safety standards, and satisfy the specific requirements.

The Food Safety Law establishes a licensing system for food manufacturing and food business operations, which means persons engaging in food manufacturing, foodstuff sale, and food and beverage services shall obtain a permit. According to the Implementation Regulations for the Food Safety Law, which was promulgated by the State Council of the PRC on July 20, 2009, and amended in 2016, a food production permit shall be valid for three years. The Implementation Regulations for the Food Safety Law were amended in 2019, which stipulates that a food production permit shall be valid for five years starting from December 1, 2019.

Food Business Permit

The Administrative Measures for Food Business Permitting, or the “Food Business Permitting Measures,” were promulgated by the China Food and Drug Administration, or “CFDA,” on August 31, 2015, and were amended on November 7, 2017. According to the Food Business Permitting Measures, an enterprise shall obtain a food business permit prior to engaging in food sale within the territory of the PRC. The principle of one permit per enterprise is applied to the food business permitting. When applying for the food business permit, food business operators should meet certain conditions in accordance with laws and regulations, including but not limited to requirements on places for food processing, storing, and selling, operational equipment and facilities, food safety management personnel, regulations and rules on food safety assurance, reasonable equipment layout, and technological processes.

Pursuant to the Food Safety Law, the failure of entities to have the food business permit at the time of opening may result in the confiscation of their illegal income, foodstuffs from the illegal business operations, tools, equipment, and ingredients used in the illegal activities. Where the value of foodstuffs from the illegal operations is less than RMB10,000 (approximately $1,446), a fine ranging from RMB50,000 (approximately $7,231) to RMB100,000 (approximately $14,460) shall be imposed; where the value of foodstuffs is RMB10,000 (approximately $1,446) or more, a fine ranging from 10 to 20 times the value of the foodstuffs shall be imposed.

Employee Health Examination System and Health Record System

Under the Food Safety Law and the Implementation Regulations for the Food Safety Law, food manufacturers and food business operators are required to establish and implement an employee health examination system and a health record system. Persons suffering from diseases that may cause food safety issues as prescribed by the health administrative department of the State Council shall not engage in work in contact with ready-to-eat food. Personnel of food manufacturers and food business operators shall undergo annual health checks and may undertake duties only upon obtaining health certificates.

Procurement Check Record System and Food Inspection System

Under the Food Safety Law and the Implementation Regulations for the Food Safety Law promulgated by the State Council on October 11, 2019, and effective on November 1, 2019, food manufacturers and food business operators shall examine the relevant licenses and eligibility certification documents of the suppliers when procuring food ingredients, food additives, food-related products, and food. If the relevant eligibility certification documents are unavailable, food ingredients, food additives, food-related products, and food shall be inspected in accordance with food safety standards and shall not be procured or used if they do not meet these standards. Food manufacturers and food business operators are required to establish a record system for inspection of procured food ingredients, food additives, food-related products, and food, and truthfully record the names, specifications, quantities, production date or batch number, shelf life and purchase date, names and contact information of suppliers of food ingredients, food additives, food-related product and food, and retain the relevant certificates. The inspection records for procured food ingredients, food additives, food-related products, and food shall be true and be retained for at least six months after the expiration of the shelf life of the product. If there is no shelf life, the records and certificates shall be kept for at least two years. Food manufacturers are also required to establish a record system for the inspection of food exiting their factory, check its inspection certificate and safety status, and record the information truthfully.

Food Recall System

A food recall system has been established in the PRC in accordance with the Food Safety Law and the Implementation Regulations on the Food Safety Law. On March 11, 2015, CFDA promulgated the Administrative Measures for Food Recall, which came into effect on September 1, 2015 and was amended on October 23, 2020. The Administrative Measures for Food Recall provides for detailed rules on the food recall system. A food business operator shall, upon discovering that the food in its business operations does not comply with the food safety standards, immediately cease business operation, notify the relevant food distributors and consumers, and record information of cessation of business operation and notification. The food business operators shall carry out innocuous treatment and destruction measures for recalled food to prevent the recalled food from being re-circulated to the market, and report the information of recall and treatment of the food to the local Market Supervision and Management Department at or above the county level.

PRC Regulations Relating to Product Quality and Product Liabilities

Product Quality

Manufacturers and sellers of defective products in the PRC may incur liability for losses and injuries caused by such products. In accordance with the Product Quality Law of the PRC, or the “Product Quality Law,” promulgated on February 22, 1993, and amended on July 8, 2000, August 27, 2009, and December 29, 2018, manufacturers and sellers are responsible for the product quality.

Under the Product Quality Law, manufacturers and sellers shall establish a sound internal product quality control system. Adulteration of, or mixing of improper elements with products produced or sold, selling fake products as genuine products, or selling products of poor quality as high-quality products is prohibited. Substandard products shall not be sold as products that are up to standard. Product shall have no unreasonable danger to personal safety or the safety of property. Where there are national or industry standards for the protection of health, personal safety, and the safety of property, such standards shall be complied with. Manufacturers shall not produce products that the State has determined should be eliminated. Manufacturers shall not falsify the place of origin of products or falsify or imitate the name or address of another factory. Sellers shall adopt measures to maintain the quality of products sold. Sellers shall not sell any products that the State has determined should be eliminated and whose sale has ceased, or any expired products or deteriorated products.

The Consumer Protection Law of the PRC, which was promulgated on October 31, 1993, and amended on October 25, 2013, and came into effect on March 15, 2014, has also provided protection for customers regarding food safety. Food business operators shall ensure the requisite quality, function, use, and shelf life of their goods under normal use, except where a consumer is aware of a defect before purchasing the goods, and the defect does not violate the mandatory provisions of the law. Food business operators demonstrating the quality of their goods or services through advertisements, product demonstrations, actual samples or any other methods shall ensure that the actual quality of their goods is consistent with the demonstrated quality.

Product Liabilities

The Civil Code, which was promulgated by the National People’s Congress on May 28, 2020, and became effective on January 1, 2021, provides that where a product endangers life or property due to its defect, the manufacturers and the distributors shall bear the tort liability.

Under the Civil Code, in the event of product defects that have caused damage to others, the manufacturer shall bear tort liability and the infringed person may claim compensation against the manufacturer or the seller of the product. In such event if the defect is caused by the manufacturer, the seller who has paid compensation has the right to indemnification against the manufacturer; if the defect is caused by the fault of the seller, the manufacturer who has paid compensation has the right to indemnification against the seller. If a defect of a product endangers the personal or property safety of another person, the infringed person has the right to request the manufacturer or seller to bear tort liability, such as in form of cessation of the infringement, removal of the nuisance, or elimination of the danger. Where a defect of a product is discovered after the product is put into circulation, the manufacturer or seller shall take remedial measures, such as stopping sales, providing warnings, or recalling the product, in a timely manner. The manufacturer or seller, who fails to take remedial measures in a timely manner or takes ineffective measures so that the damage is aggravated, shall be liable also for the aggravated part of the damage. The manufacturer or seller shall bear the necessary expenses incurred by the infringed person for recalling such defective products. If a manufacturer or seller manufactures or sells a product knowing that the product is defective, or fails to take remedial measures accordingly, so that death or serious physical harm is caused to another person, the infringed person has the right to request for the corresponding punitive damages.

PRC Regulations Relating to Food Import and Export Inspection and Quarantine

Food Import and Export

Under the Food Safety Law as well as Implementing Rules on the Food Safety Law, the imported food, food additives and food-related products shall be consistent with the national food safety standards of China. A food importer shall apply for inspection with the import and export inspection and quarantine authority for the imported food and food additives, make truthful report on the relevant information of products, and attach qualified documents as provided by the laws and administrative regulations. The imported food, after arrival at the port, shall be stored in the place designated or approved by the import and export inspection and quarantine authority; where relocation is required, necessary safety protection measures shall be taken in accordance with the requirements of the import and export inspection and quarantine authority. Bulk imported food shall be subject to inspection at the port of discharge.

The Administrative Department of Health under the State Council shall, in compliance with the provisions of Article 93 of the Food Safety Law, review the relevant national (regional) standards or international standards submitted by overseas exporters, overseas production enterprises or their entrusted importers, and then decide to tentatively apply and publish such standards as found in line with food safety requirements. Before the publication of such tentative applicable standards, no import shall be conducted regarding food without national food safety standards yet. The imported pre-packaged food and food additives shall be accompanied with labels written in Chinese and instructions, if the instructions are required by the laws, written in Chinese. The labels and instructions shall be consistent with the provisions of the Food Safety Law and other relevant laws and administrative regulations of China as well as the requirements of the national food safety standards, and indicate the origin of food and name, address and contact methods of a domestic agent. Where any pre-packaged food is not accompanied with labels or instructions in Chinese or the labels or instructions are not consistent with the requirements, the pre-packaged food shall not be imported. The importer shall establish a food import and sale record system to truthfully record the names, specifications, quantities, dates of production, lot numbers of production or import, shelf life, name, address and contact methods of exporters and purchasers, dates of delivery, etc., and keep the relevant documents.

The production enterprises of food and food additives to be exported shall ensure their exported food and food additives are in compliance with standards of the country (region) where such food, food additives are imported, and where international treaties or agreements entered into or joined by the PRC require, such international treaties or agreements shall also be complied with. The production enterprises of exported food and the planting and breeding farms of raw materials for exported food shall be filed with the Entry-Exit Inspection and Quarantine Department of the state.

Pursuant to the Measures for the Supervision and Administration of Inspection and Quarantine of Inbound Fruits promulgated by the State Administration of Quality Supervision Inspection and Quarantine (canceled) on January 5, 2005 and effective from July 5, 2005, and most recently amended by the General Administration of Customs on November 23, 2018 and effective from the same day, before entering into a trading contract or agreement for inbound fruits, an application for quarantine approval for inbound fruits shall be filed with the General Administration of Customs in accordance with relevant regulations and the License for Import Animal and Plant Quarantine of the PRC shall be obtained. Inbound fruits shall be consistent with the relevant inspection and quarantine requirements, for example, other fruits not specified in the plant quarantine license shall not be mixed in or entrained, the name, source, name or code of the packing factory of fruits shall be tagged on the packing box in Chinese or English, quarantine pests, soil, and plant debris of branches and leaves prohibited in China shall not be brought in, and the volume of toxic and harmful substances examined shall not exceed as stipulated by relevant safety and health standards in China.

Pursuant to the Measures for the Supervision and Administration of Inspection and Quarantine of Outbound Fruits promulgated by the State Administration of Quality Supervision Inspection and Quarantine (canceled) on December 25, 2006 and effective from February 1, 2007, and most recently amended by the General Administration of Customs on November 23, 2018 and effective from the same day, in case of any bilateral agreement or protocol, etc., entered into between China and the importing country or region which clearly stipulates that, or at the requests of any laws and regulations of the importing country or region, the orchard and the packing factory of the fruits exporting to that country or region shall be registered, the Customs shall register the orchard and the packing factory of the fruits exporting to the respective country or region in accordance with legal provisions. The orchard or the packing factory may file an application for registration to the Customs in the absence of a bilateral agreement or protocol between China and the importing country or region, or when registration is not clearly required by any laws or regulations of the importing country or region.

Foreign Trade

Pursuant to the Foreign Trade Law of the PRC promulgated by the SCNPC on May 12, 1994 and most recently amended on December 30, 2022 and effective from the same day, any foreign trade business operator engaged in the import and export of goods or technologies shall be registered with the administrative department of foreign trade of the State Council or the institution entrusted by it, but those that are exempted from registration for record by laws, administrative rules and rules of the department in charge of foreign trade under the State Council shall be excluded. If the foreign trade business operator fails to complete such registration in accordance with the regulations, the Customs will not process the procedures of declaration, inspection and release for the import or export of goods. Furthermore, the foreign trade operator engaging in export of goods shall comply with the Measures for Archival-filling and Registration of Foreign Trade Operator passed by the MOFCOM on June 25, 2004 and most recently amended on May 10, 2021 and taking effect on the same day.

Customs Law

According to the Customs Law of the PRC adopted by the SCNPC on January 22, 1987, most recently amended on April 29, 2021 and effective from the same date, the Customs of the People’s Republic of China is the state’s entry and exit customs supervision and administration authority. According to the relevant laws and administrative regulations, the Customs supervises the transportation vehicles, goods, luggages, postal articles and other articles entering and leaving the country, collects customs duties and other taxes and fees, prevents and counters smuggling, compiles customs statistics and handles other customs operations.

PRC Regulations Relating to Intellectual Property Rights

Trademarks

Trademarks are protected by the Trademark Law of the PRC adopted on August 23, 1982, and subsequently amended on February 22, 1993, October 27, 2001, August 30, 2013, and April 23, 2019, as well as the Implementation Regulation of Trademark Law of the PRC adopted by the State Council in August 3, 2002, and amended on April 29, 2014. The PRC Trademark Office under the State Administration of Market Regulation handles trademark registrations and grants a term of 10 years to registered trademarks and another 10 years if requested upon expiration of the first or any renewed 10-year term. Trademark license agreements must be filed with the PRC Trademark Office for record. The Trademark Law of the PRC has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark to be registered is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar goods or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use. After receiving an application, the PRC Trademark Office will make a public announcement if the relevant trademark passes the preliminary examination. During the three months after this public announcement, any person entitled to prior rights and any interested party may file an objection against the trademark. The PRC Trademark Office’s decisions on rejection, objection, or cancellation of an application may be appealed to the PRC Trademark Review and Adjudication Board, whose decision may be further appealed through judicial proceedings. If no objection is filed within three months after the public announcement or if the objection has been overruled, the PRC Trademark Office will approve the registration and issue a registration certificate, at which point the trademark is deemed to be registered and will be effective for a renewable 10-year period, unless otherwise revoked. For licensed use of a registered trademark, the licensor shall file record of the licensing with the PRC Trademark Office, and the licensing shall be published by the PRC Trademark Office. Failure of the licensing of a registered trademark shall not be contested against a good faith third party.

Domain Name

In accordance with the Measures for the Administration of Internet Domain Names, which was promulgated by the Ministry of Industry and Information Technology (the “MIIT”) on August 24, 2017 and came into effect on November 1, 2017, and the Implementation Rules for National Top-level Domain Name Registration, which were promulgated by China Internet Network Information Center (the “CNNIC”) on June 18, 2019 and came into effect on the same day, domain name registrations are handled through domain name service agencies established under relevant regulations, and an applicant becomes a domain name holder upon successful registration, and domain name disputes shall be submitted to an organization authorized by CNNIC for resolution.

In accordance with the Notice from the Ministry of Industry and Information Technology on Regulating the Use of Domain Names in Internet Information Services, which was promulgated by the MIIT on November 27, 2017 and came into effect on January 1, 2018, Internet access service providers shall verify the identity of each Internet information service provider, and shall not provide services to any Internet information service provider which fails to provide real identity information.

Regulations on Patents

Pursuant to the Patent Law of the PRC, or the “Patent Law,” promulgated by the SCNPC on March 12, 1984, most recently amended on October 17, 2020, and effective from June 1, 2021, and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001 and most recently amended on January 9, 2010, there are three types of patents in the PRC: invention patent, utility model patent, and design patent. The protection period is 20 years for invention patent, 10 years for utility model patent, and 15 years for design patent, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if the infringement constitutes a crime, shall be held criminally liable. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

PRC Regulations Relating to Land Use Right for Construction

Land Use Right Grants

All land in the PRC is either state-owned or collectively-owned, depending on the location of the land. Where land in rural areas and suburban areas are legally owned by the State, the State holds ownership rights. The State has the right to take its ownership of land or the land use rights in accordance with laws for the reasons of public interest protection. In that event, compensation shall be paid by the State. Although all land in the PRC is either state-owned or collectively-owned, individuals and entities may obtain land use rights and hold such land use rights for development purposes. Individuals and entities may acquire land use rights in different ways, the two most important ways are obtaining land grants from local land authorities and land which is transferred from land users who have already obtained land use rights.

In April 1988, the National People’s Congress (the “NPC”) passed an amendment to the Constitution of the PRC. The amendment allowed the transfer of land use rights for value to prepare for reforms of the legal regime governing the use of land and transfer of land use rights. In December 1988, the Standing Committee of the NPC also amended the Land Administration Law of the People’s Republic of China to permit the transfer of land use rights for value.

In May 1990, the State Council enacted the Provisional Regulations of the People’s Republic of China Concerning the Grant and Assignment of the Right to Use State-owned Land in Urban Areas. These regulations, generally referred to as the Urban Land Regulations, formalized the process of the grant and transfer of land use rights for value.

Upon paying in full the land premium pursuant to the terms of the contract, a land-grantee may apply to the relevant land bureau for the land use rights certificates. In accordance with the Property Rights Law of the People’s Republic of China , which was issued on March 16, 2007 and effective on October 1, 2007, the term of land use rights for land of residential use will automatically be renewed upon expiry. The renewal of the term of land use rights for other uses shall be dealt with according to the then-current relevant laws. In addition, if the State requests for the possession of land for public interest during the term of the relevant land use rights, compensation shall be paid to the owners of residential properties and other real estate on the land and the relevant land premium shall be refunded to them by the State. According to the Civil Code and in terms of the automatic renewal of the term of land use rights for land of residential use upon expiry, the payment and reduction of or exemption from the renewal fee shall be dealt with in accordance with the provisions of laws and administrative regulations.

Planning of Construction Projects

Under the Regulations on Planning Administration regarding Granting and Transfer of State-owned Land Use Rights in Urban Area promulgated by the Ministry of Construction in December 1992 and amended in January 2011, a construction unit or entity for the construction project shall apply for a License for the Planning of Construction Land from the municipal planning authority. After obtaining the License for the Planning of Construction Land, the construction unit shall conduct all necessary planning and design works in accordance with relevant planning and design requirements. A planning and design proposal in respect of the construction project shall be submitted to the municipal planning authority in compliance with the requirements and procedures under the Urban and Rural Planning Law of the People’s Republic of China, which was issued on October 28, 2007 and amended on April 24, 2015 and April 23, 2019, and a License for the Planning of Construction Projects from the municipal planning authority should be obtained by the construction unit.

Construction Work Commencement License

The construction unit shall apply for a Construction Work Commencement License from the relevant construction authority in accordance with the Regulations on Administration Regarding Permission for Commencement of Construction Works promulgated by the Ministry of Construction on October 15, 1999 and latest amended on March 30, 2021 by the Ministry of Housing and Urban-Rural Development.

Acceptance and Examination upon Completion of Construction Projects

Pursuant to the Regulations on Administration of Development and Operation of Urban Real Estate promulgated by the State Council on July 20, 1998 and latest amended on November 29, 2020, the Administrative Measures for the Registration Regarding Acceptance Examination upon Completion of Buildings and Municipal Infrastructure promulgated by the Ministry of Construction on April 4, 2000 and amended on October 19, 2009 and the Provisions on Acceptance Examination upon Completion of Buildings and Municipal Infrastructure promulgated and implemented by the MOHURD on December 2, 2013, upon the completion of construction project, the construction unit shall apply to the competent department of real estate development of local government at or above the county level, where the project is located, for examination upon completion of building and for filing purposes; and to obtain the Filing Form for Acceptance and Examination upon Completion of Construction Project. A construction project shall not be delivered before passing the acceptance examination.

PRC Regulations Relating to Real Estate Registration

The Interim Regulations on Real Estate Registration, promulgated by the State Council on November 24, 2014 and became effective on March 1, 2015 and amended on March 24, 2019, and the Implementing Rules of the Interim Regulations on Real Estate Registration promulgated by the Ministry of Land and Resources on January 1, 2016 and amended on July 16, 2019, provide that, among other things, the State implements a uniform real estate registration system and the registration of real estate shall be strictly managed and shall be carried out in a stable and continuous manner that provides convenience for the people.

PRC Regulations Relating to Environmental Protection

The laws and regulations governing the environmental requirements for real estate development in the PRC include the Environmental Protection Law of the People’s Republic of China , the Prevention and Control of Noise Pollution Law of the People’s Republic of China, the Environmental Impact Assessment Law of the People’s Republic of China, the Administrative Regulations on Environmental Protection for Development Projects and the Administrative Regulations on Environmental Protection for Acceptance Examination Upon Completion of Buildings. Pursuant to these laws and regulations, depending on the impact of the project on the environment, an environmental impact study report, an environmental impact analysis table or an environmental impact registration form shall be submitted by a developer before the relevant authorities will grant approval for the commencement of construction of the property development. In addition, upon completion of the property development, the relevant environmental authorities will also inspect the property to ensure compliance with the applicable environmental standards and regulations before the property can be delivered to the purchasers.

PRC Regulations Relating to Taxation

Enterprise Income Tax

According to the EIT Law which was promulgated by the National People’s Congress on March 16, 2007, with the latest amended version effective from December 29, 2018, and its implementing rules, a unified EIT rate of 25% is applied equally to both domestic enterprises and foreign-invested enterprises, excluding non-resident enterprises. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The Implementing Rules of the EIT Law define a “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the “VAT Regulations,” which were promulgated by the State Council on December 13, 1993, and took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the Ministry of Finance of the PRC (the “MOF”) on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling transport services, postal services, basic telecommunications services, construction services, or real property leasing services, selling real property, transferring the land use right, or selling or importing the goods within specified scope listed, except otherwise specified; 6% for taxpayers selling services or intangible assets and not falling within the scope as specified in other items; and 3% for small-scale taxpayers, unless otherwise stipulated by the State Council.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the State Administration of Taxation (“SAT”) and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates were adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by SAT, the MOF, and the General Administration of Customs on March 20, 2019, and took effective on April 1, 2019, which further adjusted the applicable tax rates for taxpayers making VAT taxable sales or import goods. The applicable tax rates were adjusted from 16% to 13% and from 10% to 9%, respectively.

Additional Taxes

Before September 1, 2021, the Provisional Regulations of the People’s Republic of China on Urban Maintenance and Construction Tax, or the “Provisional Regulations,” promulgated by the State Council on February 8, 1985 and revised on January 8, 2011 governs the payment of urban maintenance and construction tax. According to the Provisional Regulations, all units and individuals paying consumption tax, VAT, and business tax are taxpayers of urban maintenance and construction tax, and shall pay urban maintenance and construction tax in accordance with the provisions of these regulations. The Standing Committee of the National People’s Congress passed the Tax Law of the People’s Republic of China on Urban Maintenance and Construction on August 11, 2020, which became effective after September 1, 2021. According to this law, the urban maintenance and construction tax is based on VAT and consumption tax actually paid by taxpayers. Therefore, if VAT is exempted, urban construction tax will also be exempted.

The Interim Provisions on Levying Educational Surcharges, or the “Interim Provisions,” was issued by the State Council on April 28, 1986 and revised on June 7, 1990, August 20, 2005, and January 8, 2011. According to the Interim Provisions, the educational surcharges shall be calculated and levied on the basis of the actual VAT, business tax, and consumption tax paid by various units and individuals. The education surcharge rate is 3%, which shall be paid at the same time as the VAT, business tax, and consumption tax.

The Notice on Expanding the Exemption Scope of Relevant Government Funds, or “The Notice,” was issued by the MOF and the SAT on January 29, 2016 and implemented from February 1, 2016. According to The Notice, with the approval of the State Council, the scope of exemption from education surcharges, local education surcharges, and water conservancy construction funds shall be expanded from the payers whose monthly sales volume or turnover does not exceed RMB30,000 (quarterly sales or turnover paid on a quarterly basis shall not exceed RMB90,000) to RMB100,000 (quarterly sales or turnover paid on a quarterly basis shall not exceed RMB300,000).

Dividend Withholding Tax

The EIT Law and the Implementation Rules provide that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors who do not have an establishment or place of business in the PRC, or who have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to the Double Tax Avoidance Arrangement and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the SAT Circular 81 issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

PRC Regulations Relating to Employment and Social Welfare

Labor Law of the PRC

The Labor Law of the PRC, or the “Labor Law,” was promulgated on July 5, 1994, and most recently amended on December 29, 2018. The Labor Law stipulates the provisions on the establishment and annulment of employment relationship, essential contents of employment contracts, working hours, remuneration, labor safety and hygiene, social insurance and other welfare, and liabilities for violating the Labor Law. The Labor Contract Law, which was implemented on January 1, 2008, and amended on December 28, 2012, is primarily aimed at regulating the rights and obligations of employers and employees, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

Social Insurance and Housing Fund

Pursuant to the Interim Regulations on Levying Social Insurance Premiums promulgated on January 22, 1999 and revised on March 24, 2019, Decisions of the State Council on Modifying the Basic Endowment Insurance System for Enterprise Employees promulgated on December 3, 2005, Decision on Establishment of Basic Medical System for Urban Employee issued by State Council with effect from December 14, 1998, the Regulations on Unemployment Insurance effective from January 22, 1999, Regulations on Work-Related Injury Insurance promulgated on April 27, 2003 with effect from January 1, 2004, and as amended on December 20, 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees promulgated on December 14, 1994 with effect from January 1, 1995, employers are required to register with the competent social insurance authorities and provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance and medical insurance.

Pursuant to the Social Insurance Law of the PRC, which became effective on July 1, 2011, with the last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums may not be paid late, reduced, or exempted. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1-3 times the overdue amount.

Pursuant to the Administrative Regulations on the Housing Provident Fund effective from April 3, 1999, amended on March 24, 2002, and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Where an employer fails to submit and deposit registration of housing provident fund or fails to go through the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to go through the formalities within a prescribed time limit. Failing to do so at the expiration of the time limit will subject the employer to a fine of not less than RMB10,000 and up to RMB50,000. When an employer fails to pay housing provident fund due in full and on time, housing provident fund center is entitled to order it to rectify, failing to do so would result in enforcement exerted by the court.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

According to the Foreign Exchange Control Regulations of the PRC, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 1, 2008 (which amendment came into effect on August 5, 2008), payments for transactions that take place within the PRC must be made in Renminbi. PRC companies or individuals may repatriate foreign exchange receipts received overseas or deposit overseas. Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of the PRC, unless prior approval is obtained from the PRC State Administration of Foreign Exchange (the “SAFE”) and prior registration with SAFE is made. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Foreign Investment

According to Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors, which were promulgated on May 10, 2013 and amended on October 10, 2018, by SAFE, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with SAFE. In the event of subsequent changes in the capital of the foreign investment enterprise such as increase in capital, capital reduction, and equity transfer, registration change formalities shall be completed with SAFE.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the “SAFE Circular No. 59,” promulgated by SAFE on November 19, 2012, and was further amended on May 4, 2015, as well as October 10, 2018 and December 30, 2019, approval is not required for opening a foreign exchange account and depositing foreign exchange into the account relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for foreign investment enterprises.

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the “SAFE Circular No.19,” which was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015, and was further amended on December 30, 2019 and March 23, 2023, provides that a foreign investment enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, foreign investment enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Overseas Investment and Financing and Round-Trip Investment

Under SAFE Circular 37 issued by SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore Special Purpose Vehicle , which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in the PRC. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37, and provided operational guidance in detail on how to complete the required registration under SAFE Circular 37. Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or the “SAFE Circular No. 13,” which was promulgated by SAFE and effective from June 1, 2015, the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment are canceled and the procedure of foreign exchange-related registration are simplified. The investors shall register with banks for direct domestic investment and direct overseas investment.

Dividend Distribution

Under the Company Law, the Foreign Investment Law, and Implementation Regulations of Foreign Investment Law, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with China accounting standards and regulations. According to the Foreign Investment Law and Implementation Regulations of Foreign Investment Law, foreign investors’ investment, profits, capital gains, assets disposal income, intellectual property license fees, compensation or indemnification obtained according to law, and income from liquidation, among other things, may be freely remitted in or out of China in RMB or foreign currency. In addition, under the Company Law, wholly foreign-owned enterprises in the PRC are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned enterprises may, at their discretion, allocate a portion of their after-tax profits based on China accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

PRC Regulations Relating to Mergers & Acquisitions

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (the “CSRC”), the MOFCOM, the State-owned Assets Supervision and Administration Commission, the SAT, the State Administration of Industry and Commerce and SAFE, adopted the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. Foreign investors shall comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, and thus changing the nature of the domestic company into a foreign-invested enterprise, when the foreign investors establish a foreign-invested enterprise in the PRC, purchase the assets of a domestic company and operate the assets, or when the foreign investors purchase the assets of a domestic company, establish a foreign-invested enterprise by injecting such assets, and operate the assets. As for merger and acquisition of a domestic company with a related party relationship by a domestic company, enterprise or natural person in the name of an overseas company legitimately incorporated or controlled by the domestic company, enterprise or natural person, such merger and acquisition shall be subject to examination and approval of MOFCOM. The parties involved shall not use domestic investment by foreign investment enterprises or other methods to circumvent the requirement of examination and approval.

Pursuant to the Manual of Guidance on Administration for Foreign Investment Access, which was issued and became effective on December 18, 2008 by MOFCOM, notwithstanding the fact that (i) the domestic shareholder is connected with the foreign investor or not, or (ii) the foreign investor is the existing shareholder or the new investor, the M&A Rules shall not apply to the transfer of an equity interest in an incorporated foreign-invested enterprise from the domestic shareholder to the foreign investor.

TAXATION

PRC Taxation

Enterprise Income Tax

According to the EIT Law which was promulgated by the National People’s Congress on March 16, 2007, with the latest amended version effective from December 29, 2018, and its implementing rules, a unified EIT rate of 25% is applied equally to both domestic enterprises and foreign-invested enterprises, excluding non-resident enterprises. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The Implementing Rules of the EIT Law define a “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the “VAT Regulations,” which were promulgated by the State Council on December 13, 1993, and took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the Ministry of Finance of the PRC (the “MOF”) on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling transport services, postal services, basic telecommunications services, construction services, or real property leasing services, selling real property, transferring the land use right, or selling or importing the goods within specified scope listed, except otherwise specified; 6% for taxpayers selling services or intangible assets and not falling within the scope as specified in other items; and 3% for small-scale taxpayers, unless otherwise stipulated by the State Council.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the State Administration of Taxation (“SAT”) and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates were adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by SAT, the MOF, and the General Administration of Customs on March 20, 2019, and took effective on April 1, 2019, which further adjusted the applicable tax rates for taxpayers making VAT taxable sales or import goods. The applicable tax rates were adjusted from 16% to 13% and from 10% to 9%, respectively.

Additional Taxes

Before September 1, 2021, the Provisional Regulations of the People’s Republic of China on Urban Maintenance and Construction Tax, or the “Provisional Regulations,” promulgated by the State Council on February 8, 1985 and revised on January 8, 2011 governs the payment of urban maintenance and construction tax. According to the Provisional Regulations, all units and individuals paying consumption tax, VAT, and business tax are taxpayers of urban maintenance and construction tax, and shall pay urban maintenance and construction tax in accordance with the provisions of these regulations. The Standing Committee of the National People’s Congress passed the Tax Law of the People’s Republic of China on Urban Maintenance and Construction on August 11, 2020, which became effective after September 1, 2021. According to this law, the urban maintenance and construction tax is based on VAT and consumption tax actually paid by taxpayers. Therefore, if VAT is exempted, urban construction tax will also be exempted.

The Interim Provisions on Levying Educational Surcharges, or the “Interim Provisions,” was issued by the State Council on April 28, 1986 and revised on June 7, 1990, August 20, 2005, and January 8, 2011. According to the Interim Provisions, the educational surcharges shall be calculated and levied on the basis of the actual VAT, business tax, and consumption tax paid by various units and individuals. The education surcharge rate is 3%, which shall be paid at the same time as the VAT, business tax, and consumption tax.

The Notice on Expanding the Exemption Scope of Relevant Government Funds, or “The Notice,” was issued by the MOF and the SAT on January 29, 2016 and implemented from February 1, 2016. According to The Notice, with the approval of the State Council, the scope of exemption from education surcharges, local education surcharges, and water conservancy construction funds shall be expanded from the payers whose monthly sales volume or turnover does not exceed RMB30,000 (quarterly sales or turnover paid on a quarterly basis shall not exceed RMB90,000) to RMB100,000 (quarterly sales or turnover paid on a quarterly basis shall not exceed RMB300,000).

Dividend Withholding Tax

The EIT Law and the Implementation Rules provide that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors who do not have an establishment or place of business in the PRC, or who have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to the Double Tax Avoidance Arrangement and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the SAT Circular 81 issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Hong Kong Taxation

Profits tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Shares. Generally, gains arising from disposal of the Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Shares or with respect to the receipt of dividends on their Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Shares are not required to be registered in Hong Kong given that the books for the transfer of Shares are located in the United States. The transfer of Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.13% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

United States Federal Income Taxation General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the shares of common stock of the Company. As used in this discussion, references to “we,” “us” or “our” refer to Heyu Biological Technology Corporation.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the common stock of the Company that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our common stock that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our common stock is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that acquires our common stock pursuant to the Share Exchange Agreement and own and hold our common stock as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long term residents of the United States;

●	persons that actually or constructively own 5% or more of our voting shares (including as a result of ownership of our common stock);

●	persons that acquired our common stock pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold our common stock as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies; or

●	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our common stock. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the common stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our common stock and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our common stock will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, (the “IRS”), or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions Paid on Our common stock

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our common stock. A cash distribution on our common stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits, will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such common stock.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “—Taxation on the Disposition of Our common stock” below) provided that (a) the securities are readily tradable on an established securities market in the United States or, in the event we are deemed to be a PRC “resident enterprise” under the EIT Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met.

If a PRC income tax applies to any cash dividends paid to a U.S. Holder on our common stock, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such dividends, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Our common stock

Upon a sale or other taxable disposition of our common stock, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in our common stock.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for our common stock exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC income tax applies to any gain from the disposition of our common stock by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common stock, and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our common stock, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of our common stock; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our common stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our common stock).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our common stock;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

We have not made a determination as to whether we would be classified as a “passive foreign investment company,” or PFIC, for our preceding taxable year nor can we assure you that we will not be a PFIC for our current taxable year or any future taxable year. We do not expect ourselves to be classified as a “passive foreign investment company” for our current taxable year.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our common stock by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and may be affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common stock should consult their own tax advisors concerning the application of the PFIC rules to our common stock under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our common stock generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our common stock unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to cash distributions made on our common stock within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its common stock and adjustments to that tax basis and whether any gain or loss with respect to such common stock is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our common stock.

Moreover, backup withholding of U.S. federal income tax, at a current rate of 24%, generally will apply to cash dividends paid on our common stock to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

Some of our directors and executive officers reside in mainland China. Substantially all of our assets are located outside the United States. There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provides for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Relating to our Business

We may not be able to successfully implement our growth strategy on a timely basis or at all, which could harm our results of operations.

We are currently at the development stage. Our ability to successfully scale Hongchang Food’s industrial food park business depends on many factors, including:

●	Hongchang Food’s construction and completion of the industry food park facilities, within the forecasted timeline and within the budgeted costs;

●	the negotiation of acceptable terms with our suppliers and customers;

●	the maintenance of adequate distribution capacity, information systems and other operational system capabilities;

●	buying, distribution and other support operations;

●	the hiring, training and retention of management and other skilled personnel;

●	expanding our brand awareness through marketing of our products and services;

●	assimilating new employees into our corporate culture;

●	the effective sourcing and management of inventory to meet the needs on a timely basis;

●	the availability of sufficient levels of cash flow and financing to support our expansion; and

●	the short-term and long-term effects of epidemic on the industrial food park and food products supply chain in the PRC.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Hongchang Food’s primary investment is in its interest in Hongchang Food Industrial Park project, which is a capital intensive undertaking. We may require additional cash resources due to changing business conditions or other future developments, including any unforeseen construction delays or requirements or due to any additional investments we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to obtain a credit facility or sell additional equity or debt securities. The sale of additional equity securities could result in dilution of our existing shareholders. The incurrence of indebtedness would result in increased debt obligations and could result in operating and financing covenants that would restrict our operations. In addition, it is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Competition in the food products with other food logistics service providers or vertically integrated food products companies may make us unable to compete successfully in this industry, which could adversely affect our business.

The food products industry is highly competitive. In China, we may have to compete with other food logistics service providers or certain vertically integrated food products companies. In general, the competitive factors in these industries include price, product quality, product development, brand identification, breadth of product line and customer service. Competitive factors vary by market. In the foods services market, competition is based on consistent quality, product development, service and price. Further, there may be competition with non-vertically integrated further processors in the prepared foods business. Our success depends in part on our ability to manage costs and be efficient in the highly competitive food products industries, and our failure to manage costs and be efficient could materially and adversely affect our business, financial condition and results of operations.

Changes in consumer preference and failure to maintain favorable consumer perception of our products could negatively impact our businesses.

Trends within the food industry change often, and failure to identify and react to changes in these trends could lead to, among other things, reduced demand and price reductions for our branded products. We strive to respond to consumer preferences and expectations, but we may not be successful in our efforts.

The food industry in general is subject to changing consumer trends, demands and preferences. Trends within the food industry change often, and failure to identify and react to changes in these trends could lead to, among other things, reduced demand and price reductions for our products, and could have an adverse effect on our financial results. For example, consumer concerns related to human health, climate change, resource conservation and animal welfare of animal-based protein sources have driven consumer interest in plant-based protein sources. Because we primarily supply food products, we may be limited in our ability to respond to changes in consumer preferences towards other animal-based proteins or away from animal-based proteins entirely.

We could be adversely affected if consumers lose confidence in the quality of certain food products or ingredients. Prolonged negative perceptions of certain food products or ingredients could influence consumer preferences and acceptance of some of our products and marketing programs. Continued negative perceptions and failure to satisfy consumer preferences could materially and adversely affect our product sales, financial condition and results of operations. Success in promoting and enhancing brand value depends in large part on our ability to provide high-quality products. Brand value could diminish significantly due to a number of factors, including consumer perception that we have acted in an irresponsible manner, adverse publicity about our products (whether or not valid), our failure to maintain the quality of our products, the failure of our products to deliver consistently positive consumer experiences or the products becoming unavailable to consumers.

Our failure to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results.

There is inherent risk in forecasting demand due to the uncertainties involved in assessing the current demand level of our products. We will be setting target levels for the supply of our food products in advance of customer orders based upon our forecasts of customer demand.

If our forecasts exceed demand, we could experience excess inventory and/or price decreases, all of which could impact our financial performance. In addition, we may be contractually bound to minimum purchase commitments over a period of time which exceed customer demand. Alternatively, if the demand exceeds our forecasts significantly beyond our current supply capacity, we may not be able to satisfy customer demand, which could result in a loss of market share if our competitors are able to meet customer demand. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income.

If we fail to manage and expand our relationships with distributors, dealers or suppliers, or otherwise fail to source products or services at favorable terms, our business and growth prospects may suffer.

We depend heavily on our ability to attract reputable food product suppliers to offer their products or services on commercially attractive terms and to procure products from suppliers on favorable pricing terms. However, some of our agreements for food products may not ensure the long-term availability of products or the continuation of particular pricing practices or payment terms beyond the end of the contractual terms. Even if we maintain good relationships with our distributors, dealers and suppliers, they may be unable to remain in business due to economic conditions, labor actions, regulatory or legal decisions, natural disasters or other causes. In the event that we are not able to source products or services at favorable prices, our net revenues and gross profit as a percentage of net revenues may be materially and adversely affected.

In addition, if our suppliers cease to provide us with favorable payment terms, our requirements for working capital may increase and our operations may be materially and adversely affected. We will also need to develop relationships with new suppliers to ensure that we have access to a steady supply of products on favorable commercial terms or to offer sufficient products and services at acceptable prices sought by our customers. Any negative developments in our relationships with distributors, dealers and suppliers could materially and adversely affect our business and growth prospects. If we fail to attract new distributors or dealers to sell our products, or new suppliers to sell their products to us due to any reason, our business and growth prospects may be materially and adversely affected.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business requires us to manage a large volume of inventory effectively. We depend on our forecasts of demand for and popularity of our products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. It may be difficult to accurately forecast demand and determine appropriate product or component.

If we fail to manage our inventory effectively or negotiate favorable credit terms with suppliers, we may be subject to a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers in order to secure the right to return products to our suppliers, our profit margins might be negatively affected. Any of the above may materially and adversely affect our results of operations and financial condition.

A shortage in the supply, a decrease in the quality or an increase in the price of food products as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes could impose significant costs and losses on our business.

The supply and price of food products and other raw materials is subject to fluctuation, depending on demand and other factors outside of our control. The supply, quality and price of our food products can be affected by multiple factors, including political and economic conditions, civil and labor unrest, adverse weather conditions, including floods, drought and temperature extremes, earthquakes, tsunamis, and other natural disasters and related occurrences. In extreme cases, entire harvests from farms and other suppliers may be lost or may be negatively impacted in some geographic areas. These factors can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

Such farm crops may be vulnerable to crop disease and pests, which may vary in severity and effect. The costs to control disease and pest damage vary depending on the severity of the damage and the extent of the plantings affected. Moreover, there can be no assurance that available technologies to control such conditions will continue to be effective. These conditions can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

Media campaigns related to food production; regulatory and customer focus on environmental, social and governance responsibility; and recent increased focus and attention by world governments on market dynamics in the meat processing industry could expose us to additional costs or risks.

Individuals or organizations can use social media platforms to publicize inappropriate or inaccurate stories or perceptions about the food production industry or our company. Such practices could cause damage to the reputations of our company and/or the food production industry in general. This damage could adversely affect our financial results. In addition, regulators, stockholders, customers and other interested parties have focused increasingly on the environmental, social and governance practices of companies. This has led to an increase in regulations and may continue to cause us to be subject to additional regulations in the future. Our customers or other interested parties may also require us to implement certain environmental, social or governance procedures or standards before doing or continuing to do business with us. Increased attention on environmental, social and governance practices could also cause us to incur additional compliance costs, divert management attention from operating our business, impair our access to capital among certain investors and subject us to litigation risk for disclosures we make and practices we adopt regarding these issues. This in turn could have a material adverse effect on our business, financial condition and results of operations.

Outbreaks of livestock diseases in general can significantly and adversely affect our ability to conduct our operations and the demand for our products.

Events beyond our control, such as the outbreaks of disease could significantly affect the demand for our products or our ability to conduct our operations. Furthermore, an outbreak of disease could result in governmental restrictions on the import and export of livestock, feed ingredients or other products to or from our suppliers, facilities or customers, or require us to destroy our inventory. This could also result in the cancellation of orders by our customers and create adverse publicity that may have a material adverse effect on our ability to market our products successfully and on our business, reputation and prospects.

If our products become contaminated, we may be subject to product liability claims and product recalls. Such product liability claims or product recalls can adversely affect our business reputation, expose us to increased scrutiny by federal and state regulators and may not be fully covered by insurance.

Food products may be subject to contamination by disease-producing organisms, or pathogens, such as Listeria monocytogenes, Salmonella, generic E.coli, Yersinia enterocolitica and Staphylococcus aureus. These pathogens are generally found in the environment and there is a risk that, as a result of food processing, they could be present in our processed poultry products. These pathogens can also be introduced as a result of improper handling at the further processing, foodservice or consumer level. These risks may be controlled, although not eliminated, by adherence to good manufacturing practices and finished product testing. We have little, if any, control over proper handling once the product has been shipped. Illness and death may result if the pathogens are not eliminated at the further processing, foodservice or consumer level. Even an inadvertent shipment of contaminated products is a violation of law and may lead to increased risk of exposure to product liability claims, product recalls and increased scrutiny by state regulatory agencies and may have a material adverse effect on our business, reputation and/or prospects. The packaging, marketing and distribution of food products entail an inherent risk of product liability and product recall and the resultant adverse publicity. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death.

We could be required to recall certain products in the event of contamination or damage to the products. In addition to the risks of product liability or product recall due to deficiencies caused by our production or processing operations, we may encounter the same risks if any third party tampers with our products. We cannot assure you that we will not be required to perform product recalls, or that product liability claims will not be asserted against us, in the future. Any claims that may be made may create adverse publicity that would have a material adverse effect on our ability to market our products successfully or on our business, reputation, prospects, financial condition and results of operations. If our products become contaminated, spoiled, are tampered with or are mislabeled, we may be subject to product liability claims and product recalls. A widespread product recall could result in significant losses due to the cost of a recall, the destruction of product inventory and lost sales due to the unavailability of product for a period of time. Such a product recall also could result in adverse publicity, damage to our reputation and a loss of consumer confidence in our products, which could have a material adverse effect on our business results.

We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our products, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with high-quality products. Concerns regarding the safety of our products or the safety and quality of our supply chain could cause consumers to avoid purchasing certain products from us or to seek alternative sources of the same or similar products, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving our products, could discourage consumers from buying and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of our food products entails a risk of product liability claims and the resulting negative publicity. Food products in particular can be distributed widely to a large number of consumers, and our product could be called to question for any illness or death upon consumption. We cannot assure you that product liability claims will not be asserted against us or that we will not be obligated to perform product recalls in the future.

Any loss of confidence on the part of our customers in the safety and quality of our products would be difficult and costly to overcome. Issues regarding the safety of any the product sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

Incidents involving tampering, adulteration, contamination or mislabeling of our product, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our products, could harm our business

Instances or reports, whether true or not, of food-safety issues, such as food or livestock-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, have in the past severely injured the reputations of companies in the food manufacturing, processing, storage and distribution industry. Any report linking us to such instances could severely hurt our sales and could possibly lead to product liability claims, litigation (including class actions) and/or temporary facility closures. Clean environments, including farming, processing, packaging and storage environments, are critical to the preparation of our food products, and our ability to ensure a clean environment at each stage of production can be limited, particularly in some rural locations.

Additionally, we may in the future work with local or smaller suppliers who may not have as rigorous quality and safety systems and protocols as larger or more national suppliers. In addition, instances of food-safety issues, even those involving solely the restaurants or stores of competitors or of suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), could, by resulting in negative publicity about us in general, adversely affect our sales on a regional or national basis. A decrease in customer traffic as a result of safety concerns or negative publicity, or as a result of product recalls or litigation, could materially harm our business and results of operations.

We rely significantly on information technology systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to operate our business effectively.

We rely on our information technology systems to effectively manage our business data, production lines, communications, point-of-sale, supply chain, order entry and fulfillment, inventory and distribution centers and other business processes. The failure of our systems to perform as we anticipate could disrupt our business and result in transaction errors, processing inefficiencies and the loss of sales, causing our business to suffer. Despite any precautions we may take, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, power outages, viruses, security breaches, cyber-attacks and terrorism, including breaches of our transaction processing or other systems that could result in the compromise of confidential company, customer or employee data. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers, require us to expend significant time and expense developing, maintaining or upgrading our information technology systems or prevent us from paying our vendors or employees, receiving payments from our customers or performing other information technology, administrative or outsourcing services on a timely basis. Furthermore, our ability to conduct our website operations may be affected by changes in foreign, state, provincial and federal privacy laws and we could incur significant costs in complying with the multitude of foreign, state, provincial and federal laws regarding the unauthorized disclosure of personal information. Although we carry business interruption insurance, our coverage may not be sufficient to compensate us for potentially significant losses in connection with the risks described above.

Climate change may have a long-term adverse impact on our business and results of operations.

Global average temperatures are gradually increasing due to increased concentration of carbon dioxide and other greenhouse gases in the atmosphere, which may contribute to significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Decreased agricultural productivity in certain regions of the world as a result of changing weather patterns may limit the availability or increase the cost of key agricultural commodities and natural resources, as well as raw materials such as corn, soybean meal and other feed ingredients, which are important sources of ingredients for our products, and could impact the food security of communities around the world. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt our supply chain or impact demand for our products. Increasing concern over climate change also may adversely impact demand for our products due to changes in consumer preferences and result in additional legal or regulatory requirements designed to reduce or mitigate the effects of carbon dioxide and other greenhouse gas emissions on the environment. In addition, climate change could affect our ability to procure needed commodities at costs and in quantities we currently experience and may require us to make additional unplanned capital expenditures. Increased energy or compliance costs and expenses due to increased legal or regulatory requirements could be prohibitively costly and may cause disruptions in, or an increase in the costs associated with, the running of our production facilities. Furthermore, compliance with any such legal or regulatory requirements may require us to make significant changes to our business operations and strategy, which will likely incur substantial time, attention and costs. Even if we make changes to align ourselves with such legal or regulatory requirements, we may still be subject to significant fines if such laws and regulations are interpreted and applied in a manner inconsistent with our practices. The effects of climate change and legal or regulatory initiatives to address climate change could have a long-term adverse impact on our business and results of operations.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

Business expansion has placed, and continues to place, significant strain on our management and resources. To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational management systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with our distributors, dealers and suppliers. As we selectively increase our product and service offerings, we will need to work with different groups of new distributors, dealers and other suppliers efficiently and establish and maintain mutually beneficial relationships with our existing distributors, dealers and supplier. All of these endeavors involve risks and will require substantial management effort and significant additional expenditures. We cannot assure you that we will be able to manage our growth.

Our limited operating history makes it difficult to evaluate our business and prospects.

We had limited business operations immediately prior to our acquisition of Hongchang Food. Hongchang Food’s primary asset, its investment in Hongchang Food Industrial Park, is currently under construction. Thus, we have a limited operating history. We cannot assure you that we will be able to achieve favorable future financial and operating results. Growth may slow and net revenues or net income may decline for a number of possible reasons, some of which are beyond our control, including decreasing consumer spending, increasing competition, slowing growth of our overall market, fulfillment bottlenecks, emergence of alternative business models, changes in government policies or general economic conditions. It is difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. You should consider our prospects in light of the risks and uncertainties that fast-growing companies with a limited operating history may encounter.

If we are unable to maintain sufficient levels of cash flow, we may not meet our growth expectations.

We may be unable to obtain any necessary financing on commercially reasonable terms to pursue or maintain our growth strategy. If we are unable to pursue or maintain our growth strategy, the market price of our common stock could decline and our results of operations and profitability could suffer.

Our business, results of operations and financial condition may be adversely affected by global public health epidemics.

The outbreak of epidemics and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our business is subject to the risk of litigation by employees, consumers, vendors, competitors, intellectual property rights holders, shareholders, government agencies and others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action lawsuits, regulatory actions and intellectual property claims, is inherently difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, certain of these lawsuits, if decided adversely to us or settled by us, may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. Regardless of the outcome or merit, the cost to defend future litigation may be significant and result in the diversion of management and other company resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our failure to comply with existing or new regulations in the PRC, or an adverse action regarding product claims or advertising could have a material adverse effect on our results of operations and financial condition.

Our business operations, including food processing, labeling, packaging, advertising, sourcing, distribution and sale of our products, are subject to the Food Safety Law and Product Quality Law of the PRC and the relevant applicable regulations. From time to time, we may be subject to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in our supply chain, product labeling, packaging or advertising, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on our results of operations and financial condition.

In addition, consumers who allege that they were deceived by any statements that were made in advertising or labeling could bring a lawsuit against us under consumer protection laws. If we were subject to any such claims, while we would defend ourselves against such claims, we may ultimately be unsuccessful in our defense. Defending ourselves against such claims, regardless of their merit and ultimate outcome, would likely result in a significant distraction for management, be lengthy and costly and could adversely affect our results of operations and financial condition. In addition, the negative publicity surrounding any such claims could harm our reputation and brand image.

Our business may be adversely affected if we fail to obtain, or experience material delays in obtaining, necessary government approvals to carry out our construction projects.

The construction work industry in the PRC is heavily regulated. The construction unit or entity for the construction project must abide by various laws and regulations, including rules stipulated by national and local governments to enforce these laws and regulations. To engage in construction projects, we must also apply to relevant government authorities to obtain and renew various licenses, permits, certificates and approvals, including but not limited to, qualification certificates for property developers, land use rights certificates, construction work commencement permits, construction work planning permits, construction land planning permits, and the acceptance examination upon completion of the construction project and the real estate registration.

As of the date of this current report, we have obtained all relevant permits and approvals for the construction projects and our construction work complies with applicable PRC laws and regulations. We cannot assure you that we will not encounter material delays or difficulties in fulfilling the necessary conditions to obtain and/or renew all necessary certificates or permits for our operations in a timely manner, or at all, in the future. Failure to obtain or renew such necessary certificates or permits for any of our construction projects, or encounters of significant delays may subject us to difficulties of continuing our construction projects, and our assets, financial condition, or revenues may be significantly affected.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

We believe that our intellectual property has or will have substantial value and will contribute to the success of our business. In particular, the names of any products that we sell are valuable assets that reinforce the distinctiveness of our brand and our customers’ favorable perception of our goods and services.

We also strive to protect our intellectual property rights by relying on PRC laws, as well as contractual restrictions with our employees, contractors, vendors and other third parties. However, we may not enter into confidentiality and/or invention assignment agreements with every employee, contractor and service provider to protect our proprietary information and intellectual property ownership rights. Those agreements that we do execute may be breached, resulting in the unauthorized use or disclosure of our proprietary information. Individuals not subject to invention assignments agreements may make adverse ownership claims to our current and future intellectual property, and even the existence of executed confidentiality agreements may not deter independent development of similar intellectual property by others. Unauthorized disclosure of or claims to our intellectual property or confidential information may adversely affect our business.

From time to time, third parties may sell our products using our name without our consent, and, we believe, may infringe or misappropriate our intellectual property rights. We will respond to these actions on a case-by-case basis and where appropriate may commence litigation to protect our intellectual property rights. However, we may not be able to detect unauthorized use of our intellectual property or to take appropriate steps to enforce, defend and assert our intellectual property in all instances.

Effective trade secret, patent, copyright, trademark and domain name protection is expensive to obtain, develop and maintain, both in terms of initial and ongoing registration or prosecution requirements and expenses and the costs of defending our rights. Our trademark and patent rights and related registrations may be challenged in the future and could be opposed, canceled or narrowed. Our failure to register or protect our trademarks could prevent us in the future from using our trademarks or challenging third parties who use names and logos similar to our trademarks, which may in turn cause customer confusion, impede our marketing efforts, negatively affect customers’ perception of our brand, stores and products, and adversely affect our sales and profitability. Moreover, intellectual property proceedings and infringement claims brought by or against us could result in substantial costs and a significant distraction for management and have a negative impact on our business. We cannot assure you that we are not infringing or violating, and have not infringed or violated, any third-party intellectual property rights, or that we will not be accused of doing so in the future.

In addition, although we have taken steps to protect our intellectual property rights in the PRC, other entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks in foreign countries. There may also be other prior registrations in other foreign countries of which we are not aware. We may need to expend additional resources to defend our trademarks in these countries, and the inability to defend such trademarks could impair our brand or adversely affect the growth of our business internationally.

We have limited insurance coverage which could expose us to significant costs and business disruption.

Generally, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. We cannot assure you that our insurance coverage or lack thereof will be sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to Doing Business in the PRC

Changes in China’s economic, or social conditions could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced, to a significant degree, by economic, and social conditions in China generally.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation.

PRC laws and regulations governing our current business operations are constantly developing and any changes in such laws and regulations may adversely affect our business performance and impede our operations in China, which impair our ability to operate profitably.

There are constant developments of PRC laws and regulations including, but not limited to, the laws and regulations governing our business. The laws and regulations over Chinese food safety may be subject to future changes. The effectiveness of newly enacted laws or regulations and amendments to existing laws and regulations, may adversely affect our business operations. We cannot predict what effect the new PRC laws and regulations may have on our business.

Any lack of requisite approvals, licenses or permits applicable to our business or failure to comply with PRC laws and regulations may have a material and adverse impact on our business, financial condition and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the Market Supervision and Administration, the Ministry of Commerce and the Ministry of Agriculture and Rural Affairs. Together, these government authorities promulgate and enforce regulations that cover many aspects of the distribution of food products in China, including entry into these industries, the scope of permissible business activities, licenses and permits for various business activities, and foreign investment. We are required to hold a number of licenses and permits in connection with our business operation.

As of the date of this filing, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding our conducting our business without the above-mentioned approvals and permits. However, we cannot assure you that we will not be subject to any penalties in the future. New laws and regulations may be adopted from time to time which require additional licenses and permits other than those we currently have, and address new issues that arise from time to time. As a result, the PRC laws and regulations applicable to our businesses are evolving. We may be required to obtain additional approvals, licenses or certifications. There is no assurance that we will respond successfully and timely to such changes. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations.

Because our business is conducted in Chinese dollars or RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB.

Our business is conducted in the PRC, our internal books and records are recorded in renminbi or “RMB”, which is the legal currency of the PRC, and the audited consolidated financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and U.S. dollars would affect the value of our assets and the results of our operations denominated in United States dollars. The value of the RMB against the United States dollars and other currencies may fluctuate and is affected by, among other things, changes in the political and economic conditions in both PRC and U.S. and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition presented in U.S. dollars.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company incorporated in Nevada. Substantially all of our operations will be conducted in China, and substantially all of our assets will be located in China. Most of our directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and U.S. regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal controls over financial accounting, inadequate corporate governance policies and, in many cases, allegations of fraudulent activities. As a result of the scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have experienced and may experience in the future high volatility in trading prices and market value and, in some cases, may be subject to the delisting procedures from the national stock exchanges. Some of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and stock prices when listed on a national stock exchange. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or false, we will have to expend significant capital and time to investigate such allegations and defend our company. If such allegations are proven to have merits, we and our business operations could be severely affected and you could sustain a significant loss in your investment in our common stock.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services or insurance products, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the Labor Contract Law and its rules and amendments promulgated thereunder, employers are subject to stricter requirements in terms of labor contracts, minimum wages, payments of remuneration, terms of probation and unilateral termination of labor contracts. In the event that we decide to terminate some of our employees or otherwise alter our employment or labor practices, the PRC Labor Contract Law and regulations may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the PRC Labor Contract Laws and regulations continue evolving, we cannot assure you that our employment practice does not and will not violate such rules and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare payment obligations, and contribute to the plans in such amounts in relation to their employees’ salaries, as specified by the local government where the business operations are. Such requirement to contribute to employee benefit plans implemented by the local governments in China given the different levels of economic development in different locations. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1-3 times the overdue amount. A large lump sum payment obligation due to certain labor law violations will likely negatively affect our financial condition and results of operations.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise, holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or are as. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and Business Combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the SAT issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Actual Standards of Organizational Management, or SAT Circular 82 , which was amended on December 29, 2017, to provide certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. In addition to SAT Circular 82, the SAT issued the Measures for the Administration of Enterprise Income Tax of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises (for Trial Implementation), or “SAT Bulletin 45,” which took effect in September 2011 and was latest amended in June 2018, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our company, our SEC reports, other filings or any of our other public pronouncements.

The approval of the China Securities Regulatory Commission or other PRC government authorities may be required in certain overseas listing transactions under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which will become effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. Under the Trial Measures and the Guidance Rules and Notice, domestic enterprises conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the Trial Measures’ requirements within three working days following the submission of an application for initial public offering or listing. Starting from March 31, 2023, enterprises that have been listed overseas or satisfy all of the following conditions shall be deemed as “Grandfathered Issuers” and are not required to complete the overseas listing filing immediately, but shall complete filings as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC: (i) the application for indirect overseas offering or listing shall have been approved by the relevant overseas regulatory authority or stock exchange prior to March 31, 2023 (as the SEC does not approve or disapprove of an offering, this requirement is interpreted to be the SEC’s declaration of the registration statement to be effective with respect to this offering), (ii) the enterprise is not required to reapply for the approval of the relevant overseas regulatory authority or stock exchange, and (iii) such overseas securities offering or listing shall be completed before September 30, 2023. Starting from March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC for such offerings, and the CSRC must have concluded the filing procedure and published the filing results on the CSRC website, prior to the completion of the overseas offerings and listings. Under the Trial Measures, such filings shall include, among others, (i) a filing report, and related undertakings (ii) regulatory opinions, filing or approval documents issued by the competent authorities of the industry concerned (if applicable), (iii) opinions on the security assessment and review issued by related departments (if applicable), (iv) legal opinions and undertakings issued by PRC counsel, and (v) the prospectus or listing documents. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to follow-on offerings, secondary listings, and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner, or at all.

If it is determined that any approval, filing or other administrative procedure from the CSRC or other PRC governmental authorities is required for any future offering or listing, we cannot assure that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to obtain the relevant approval or complete the filings and other relevant regulatory procedures, we may face sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for the Hongchang Acquisition, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our securities.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (i) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (ii) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

In addition, the M&A Rules requires overseas special purpose vehicles that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicles or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by an SPV seeking the CSRC approval of its overseas listings. However, the interpretation and application of the M&A Rules remain unclear, and the Hongchang Acquisition may ultimately require approval of the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us or how long it will take us to obtain the approval, and even if we obtain such CSRC approval, such CSRC approval could be rescinded. Any failure to obtain or delay in obtaining CSRC approval for the Hongchang Acquisition, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations. Our PRC counsel, Beijing Dacheng Law Offices, LLP (Guangzhou), has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval under the M&A Rules will not be required for Hongchang Acquisition.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for the Hongchang Acquisition, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for the Hongchang Acquisition. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for the Hongchang Acquisition, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for the Hongchang Acquisition, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for the Hongchang Acquisition. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to terminate or rescind the Hongchang Acquisition. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for the Hongchang Acquisition, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Our shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor, WWC, P.C., is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. Therefore, we believe that, as of the date of this report, our auditors are not subject to the PCAOB determinations.

However, the recent developments have added uncertainties and we cannot assure you whether the SEC, the PCAOB, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC or the PCAOB will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Furthermore, according to Article 177 of the PRC Securities Law, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this report, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, because our auditor conducted their work with the collaboration of its China-based office, Article 177 of the PRC Securities Law may in the future prohibit the audit paper of our financial statements be fully inspected by the PCAOB without the approval of the PRC authorities. Our shares could be prohibited from being traded on U.S. stock markets under the HFCA Act if it is determined in the future that our auditor, which has a presence in China, is unable to be fully inspected or investigated by the PCAOB. Article 177 is a recently promulgated provision and, as the date of this report, there have not been implementing rules or regulations regarding the application of Article 177. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC through cooperative mechanisms.

As a result of the foregoing uncertainties, our shares may be unable to be listed on a securities exchange which may substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated therewith could have a negative impact on the price of our shares.

The Chinese government supervises our business activities according to the PRC regulations. We are currently not required to obtain approval from any Chinese authority to quote our common shares on the OTC Markets. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue being quoted on the OTC Markets or offering securities to investors, and therefore our share price would significantly depreciate.

The PRC government regulates the business operation of enterprises through laws and regulations. Our ability to operate in China may be influenced by changes in its new laws and regulations, including those relating to taxation, insurance commissions, property and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Although we are currently not required to obtain any permission from any PRC government to quote our shares of common stock on the OTC Markets, it will remain uncertain when and whether we will be required to obtain any permission from the PRC government to do so in the future, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

In light of recent events indicating greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our quotation on the OTC Markets, financial condition, results of operations, and the offering.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures,” which were promulgated on December 28 , 2021and came into force on February 15, 2022, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information. We have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date.

However, we cannot assure you that we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in uncertainty to our common stock being quoted on the OTC Markets, negative impacts on our share trading prices and diversion of our managerial and financial resources.

We and our shareholders face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, China’s State Administration of Taxation (the “SAT”) issued the Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company.In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement on Issues concerning the Withholding of Enterprise Income Tax at Source on Non-Resident Enterprises, or SAT Bulletin 37, which came into effect on December 1, 2017 and amended on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We and our shareholders will face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are the transferor in such transactions and may be subject to withholding obligations if we are a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in us by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or may otherwise adversely affect us.

According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Circular 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

As of the date of this current report, our current shareholders who are subject to SAFE Circular 37 or SAFE Circular 13 have completed the initial registrations with the qualified banks as required by the regulations. We may not be informed of the identities of all the PRC residents holding direct or indirect interest in our Company, however, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC residents beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit the PRC subsidiaries’ ability to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations could be materially and adversely affected.

Governmental supervision of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment

The convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China need to comply with relevant PRC laws and regulations of foreign exchange management. We receive substantially all of our income in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company without prior approval of SAFE. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we will need to obtain SAFE approval or complete certain mandatory registration procedures to use cash generated from the operations of our PRC subsidiary to pay any debts they may incur in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. In addition, if any of our shareholders who is subject to SAFE regulations fails to satisfy the applicable overseas direct investment filing or approval requirement, the PRC government may restrict our access to foreign currencies for current account transactions. If we are prevented from obtaining sufficient foreign currency to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Risks Relating to Our Securities

You may experience dilution of your ownership interests because of the future issuance of additional common stock of the Company.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our current shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for shares of common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future financing, and other purposes. The future issuance of any such additional shares may create downward pressure on the market price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts at a price (or exercise prices) below the price at which our shares may be valued or priced in a public market.

There is not an active liquid trading market for the Company’s common stock.

There is no regular active trading market in the Company’s common stock, and we cannot guarantee that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our operating results;

●	announcements that our revenue or income are below expectations;

●	general economic slowdowns;

●	sales of large blocks of the Company’s common stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

We together with Hongchang Food will incur additional costs as a result of becoming a public company, and the new management will be required to devote substantial time to compliance initiatives.

As a public company, due to the expansion of business, we (including Hongchang Food) will incur significant legal, accounting and other expenses that Hongchang Food did not have as a private company. Hongchang Food as our wholly-owned subsidiary, is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations will require, among other things, that we and Hongchang Food file annual, quarterly and current reports with respect to our business and financial conditions and establish and maintain effective disclosure and financial controls and corporate governance practices. We and Hongchang Food expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company” as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Board, management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the consolidated financial statements of the Hongchang Group thereto, which appear elsewhere in this report, and should be read in conjunction with such financial statements and related notes included in this report. Except for the historical information contained herein, the following discussion, as well as other information in this report, contain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. Actual results and the timing of the events may differ materially from those contained in these forward-looking statements due to many factors, including those discussed in the “Cautionary Note Regarding Forward-Looking Statements” set forth elsewhere in this report.

The following discussion and analysis of Hongchang Group’s operations, cash flows, liquidity and capital resources should be read in conjunction with Hongchang Group’s consolidated financial statements contained in this report. The historical financial information is presented in Renminbi (“RMB”), rounded to the nearest thousand except where otherwise indicated. Discrepancies between totals and sums of amounts listed in this section in any table or elsewhere in this report may be due to rounding.

Overview

Hongchang Food was established in September 2017, and primarily engages in the investment in and management of the Hongchang Food Industrial Park project. Its main asset is its investment in the food industrial park, which was obtained by bidding in September 2020 and is currently under construction. Upon completion of such project, Hongchang Food will engage in the core businesses of international food trade. Hongchang Food has commenced limited sales operations in 2023, during which revenue has been recognized. Hongchang Food Industrial Park is part of the third batch of key projects in Fujian Province, PRC, and is located adjacent to the Taiwan Strait in Fujian province, PRC, in the Fuqing Functional Zone of Fuzhou New District, in the Yuanhong Investment Zone, which is jointly developed by the PRC and Indonesia.

Results of Operations

Results of Operations – Year ended December 31, 2021 compared to year ended December 31, 2022

The following table sets forth information from Hongchang Group’s statements of comprehensive loss for the years ended December 31, 2021 and 2022:

		For the years ended December 31,
	Notes	2021	2022
		RMB	RMB	US$
Net revenues:
Product sales		—	—	—
Total net revenues		—	—	—
Cost of revenues		—	—	—
Gross profit		—	—	—
Sales and marketing expenses		—	(9)	(1)
General and administrative expenses		(886)	(1,606)	(234)
Total operating expenses		(886)	(1,615)	(235)
Operating loss		(886)	(1,615)	(235)
Other income		9	—	—
Loss before income taxes		(877)	(1,615)	(235)
Income tax expense	7	—	—	—
Net loss		(877)	(1,615)	(235)

As Hongchang Group’s business activities started in 2023, we only occurred initial business preparation expenses for the year ended December 2021 and 2022 respectively.

Operating Expenses

Hongchang Group’s operating expenses consist of sales and marketing expenses and general and administrative expenses, which primarily include payroll, employee benefit expenses and bonus expenses, shipping expenses, promotion and advertising expenses, and other facility related costs, such as utilities, and depreciation.

Sales and marketing expenses

Sales and marketing expenses were nil and RMB9 thousand for the years ended December 31, 2021 and 2022 respectively, primarily due to the marketing activities and promotions we carried out to prepare for the business activities.

General and administrative expenses

General and administrative expenses were RMB886 thousand and RMB1,606 thousand for the years ended December 31, 2021 and 2022 respectively, increasing RMB720 thousand, primarily driven by an increase in management fees related to the increase in headcount and overall higher general and administrative expenses.

Other income

Other income comprised unrecorded cash balance which realized by the end of the period, and were RMB9 thousand and nil for the years ended December 31, 2021 and 2022 respectively.

Income tax expense

Hongchang Group did not incur income tax expenses for the years ended December 31, 2021 and 2022.

Net loss

As a result of the foregoing, Hongchang Group reported a net loss of RMB877 thousand and RMB1,615 thousand for the years ended December 31, 2021 and 2022 respectively.

Results of Operations – Three months ended March 31, 2022 compared to three months ended March 31, 2023

The following table sets forth information from Hongchang Group’s statements of comprehensive loss for the three months ended March 31, 2022 and 2023:

		For the three months ended March 31,
	Notes	2022	2023
		RMB	RMB	US$
Net revenues:
Product sales		—	186	27
Total net revenues		—	186	27
Cost of revenues		—	(265)	(39)
Gross profit		—	(79)	(12)
General and administrative expenses		(256)	(671)	(98)
Total operating expenses		(256)	(671)	(98)
Operating loss		(256)	(750)	(110)
Interest income		—	1	—
Loss before income taxes		(256)	(749)	(110)
Income tax expense		—	—	—
Net loss		(256)	(749)	(110)

Revenue

Hongchang Group’s business is in its early stages, revenue represents the sales of goods supplied to customers, and sales are primarily driven by the demand from customer. The growth of Hongchang Group’s revenue will be primarily driven by increasing Hongchang Group’s product variety, expanding Hongchang Group’s distribution network, both in China and overseas and the initiation of other projects or business lines in the future. Revenue is influenced by potential competitors entering the market, economic conditions, pricing, inflation, product diversification, and customer consumption habits.

Products sales were nil for the three months ended March 31, 2022, compared to RMB186 thousand for the three months ended March 31, 2023, as it started operating from the beginning of 2023.

Cost of revenues

Cost of revenues represents costs and expenses directly attributable to the purchase of our products sold and delivered, and direct labor costs. Cost of revenues were nil for the three months ended March 31, 2022, compared to RMB265 thousand for the three months ended March 31, 2023, due to the increase in sales.

Gross profit and margin

Gross profit is the difference between revenue and cost of revenue. Hongchang Group’s cost of revenue mainly includes purchasing prepackaged products. The supply and prices of Hongchang Group’s products may be influenced by various factors, including product types, seasonal fluctuations, demand, and macroeconomic environment. Due to the increase in the prices of Hongchang Group’s suppliers’ goods, Hongchang Group may not be able to raise prices to compensate for the increased costs, which will have a negative impact on Hongchang Group’s business results and profitability. We believe that if Hongchang Group’s strategic business development plan can proceed smoothly, Hongchang Group will collaborate with more suppliers to expand Hongchang Group’s product supply range and establish mature procurement plans to control costs.

Gross margin is gross profit divided by revenue. Gross margin is a measure used by management to indicate whether Hongchang Group is selling Hongchang Group’s products at an appropriate gross profit. Hongchang Group’s gross margin is influenced by product prices, product combinations, availability, and discounts, as some products typically offer higher gross profit margins, as well as the impact of Hongchang Group’s product costs, which may vary. At present, Hongchang Group offers competitive prices to attract and retain customers. In the future, as Hongchang Group grows, Hongchang Group will launch diversified products and competitive services through a Vendor Managed Inventory model to increase market share. Hongchang Group regularly evaluates the profitability of its products. As Hongchang Group’s business activities started in 2023, Hongchang Group had a gross loss of nil and RMB79 thousand for the three months ended March 31, 2022 and 2023 respectively.

Operating Expenses

Hongchang Group’s operating expenses consist of sales and marketing expenses and general and administrative expenses, which primarily include payroll, employee benefit expenses and bonus expenses, shipping expenses, promotion and advertising expenses, and other facility related costs, such as utilities, and depreciation.

General and administrative expenses

General and administrative expenses were RMB256 thousand for the three months ended March 31, 2022, compared to RMB671 thousand for the three months ended March 31, 2023, primarily driven by an increase in professional consulting fees, increase wages expenses related to the increase in headcount and overall higher general and administrative expenses.

Income tax expense

Hongchang Group did not incur income tax expenses for the three months ended March 31, 2022 and 2023 respectively.

Net loss

As a result of the foregoing, we reported a net loss of RMB256 thousand and RMB749 thousand for the three months ended March 31, 2022 and 2023 respectively.

Liquidity and Capital Resources

As of March 31, 2023, we had RMB36 thousand in cash and cash equivalents, as compared to RMB17 thousand and RMB22 thousand as of December 31, 2021 and 2022. As we started our business operation in 2023, so we have been relying on directors’ loan and capital contribution to finance our daily operation and construction in progress.

As of March 31, 2023, our construction in progress balance amounted to approximately RMB299,030 thousand, as compared to RMB493 thousand and RMB185,136 thousand as of December 31, 2021 and 2022. This reflects the construction progress of our Hongchang Food Industrial Park.

Off Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2023, December 31, 2022 and 2021.

The following table sets forth a summary of our cash flows for the periods presented:

	For the year ended December 31,			For the three months ended March 31,
	2021	2022		2022	2023
	RMB	RMB	US$	RMB	RMB	US$
Net cash used in operating activities	(217)	(1,519)	(222)	(99)	(6,453)	(941)
Net cash used in investing activities	(493)	(10,465)	(1,523)	(407)	(288,072)	(41,946)
Net cash provided by financing activities	727	11,989	1,746	505	294,539	42,889
Net (decrease) increase in cash and cash equivalents	17	5	1	(1)	14	2
Cash and cash equivalents at beginning of period	-	17	2	17	22	3
Cash and cash equivalents at end of period	17	22	3	16	36	5

Operating activities

Net cash used in operating activities in 2021 was RMB217 thousand, which primarily reflected our net loss of RMB877 thousand as mainly adjusted for amortization of RMB 621 thousand.

Net cash used in operating activities in 2022 was RMB1,519 thousand, which primarily reflected our net loss of RMB1,615 thousand as mainly adjusted for amortization of RMB621 thousand, and adjustment for changes in working capital primarily consists of increase in due from a related party of RMB420 thousand.

Net cash used in operating activities for the three months ended March 31, 2023 was RMB6,453 thousand, which primarily reflected our net loss of RMB749 thousand as mainly adjusted for amortization of RMB155 thousand, and adjustment for changes in working capital primarily consists of increase in accounts receivable of RMB210 thousand and increase in other current assets of RMB5,918 thousand.

Net cash used in operating activities for the three months ended March 31, 2022 was RMB99 thousand, which primarily reflected our net loss of RMB256 thousand as mainly adjusted for amortization of RMB155 thousand.

Investing activities

Net cash used in investing activities for 2021, 2022 and three months ended March 31, 2022 and 2023 was RMB493 thousand, RMB10,465 thousand, RMB407 thousand and RMB288,072 thousand, mainly attributable to purchase of property, plant and equipment.

Financing activities

Net cash provided by financing activities for 2021, 2022 and three months ended March 31, 2022 and 2023 was RMB727 thousand, RMB11,989 thousand, RMB505 thousand and RMB294,539 thousand, primarily due to loan from related party and capital contributions made by shareholder.

Critical Accounting Policies Involving Critical Accounting Estimates

The discussion and analysis of Hongchang Group’s financial condition and results of operations are based upon Hongchang Group’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP in a consistent manner. The preparation of these financial statements requires the selection and application of accounting policies. Further, the application of U.S. GAAP requires Hongchang Group to make estimates and judgments about future events that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. On an ongoing basis, Hongchang Group evaluate its estimates, including those discussed below. Hongchang Group bases its estimates on historical experience, current trends and various other assumptions that it believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions or conditions. Hongchang Group believes it is possible that other professionals, applying reasonable judgment to the same set of facts and circumstances, could develop and support a range of alternative estimated amounts. Hongchang Group believes that it has appropriately applied its critical accounting policies. However, in the event that inappropriate assumptions or methods were used relating to the critical accounting policies below, Hongchang Group’s consolidated statements of operations could be misstated.

A detailed summary of significant accounting policies is included in Note 2 to Hongchang Group’s consolidated financial statements for the fiscal year ended December 31, 2021 and 2022 contained in this report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information, as of September 4, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of common stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of common stock beneficially owned by such person or group by (b) the sum of the shares of common stock outstanding as of September 4, 2023, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after September 4, 2023. The address for each individual listed below is Block 19, Hongchang Food Co., Ltd. Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, PRC, unless otherwise noted.

Immediately following the Closing of the Hongchang Acquisition, as of September 4, 2023, we had 518,831,367 shares of the common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Shares Prior to Closing	Percentage Prior to Closing	Shares After Closing on September 4, 2023	Percentage After Closing on September 4, 2023
Directors and Executive Officers
Zengqiang Lin(4)	-	-	353,322,843	68.1%
Wendy Li	-	-	-	-
Ban Siong Ang	84,339,941	81.7%	84,339,941	16.3%
Zhenzhu Lin(5)	-	-	62,259,532	12.0%
Stephan Truly Busch	-	-	-	-
Xingjia Gao	-	-	-	-
Directors and officers as a group (six persons)	84,339,941	81.7%	499,922,316	96.4%
5% or more stockholders

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	The number of shares of common stock reflect the 100-for-1 forward stock split effective on September 25, 2018, and the 1-for-10 reverse stock split effective on August 14, 2023.
(3)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(4)

Mr. Zengqiang Lin is the sole shareholder of Zengqiang Investment Limited, which holds 353,322,843 shares of our common stock immediately following closing of the Hongchang Acquisition. Mr. Zengqiang Lin is the sibling of Ms. Zhenzhu Lin. Ms. Zhenzhu Lin and Mr. Zengqiang Lin are not acting in concert to acquire interests in the securities of our Company and Mr. Zengqiang Lin expressly disclaims any interest in the securities of our Company held directly or indirectly by Ms. Zhenzhu Lin.

(5)

Ms. Zhenzhu Lin is the sole shareholder of Hong Jin Investment Limited, which holds 62,259,532 shares of our common stock immediately following Closing of the Hongchang Acquisition. Ms. Zhenzhu Lin is the sibling of Mr. Zengqiang Lin. Ms. Zhenzhu Lin and Mr. Zengqiang Lin are not acting in concert to acquire interests in the securities of our Company and Ms. Zhenzhu Lin expressly disclaims any interest in the securities of our Company held directly or indirectly by Mr. Zengqiang Lin.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors following the closing of the Hongchang Acquisition. In connection with the Hongchang Acquisition, on August 21, 2023, our existing directors, Hung Seng Tan, Kwee Huwa Tan, and Senad Busatlic, resigned from the Board of the Company, while Bo Lyu resigned as the Chief Financial Officer of the Company. On August 21, 2023, Zengqiang Lin was appointed as the Chief Executive Officer and President of the Company, in addition to his position as a Director of the Board of the Company; Wendy Li was appointed as the Chief Financial Officer of the Company; Ban Siong Ang was reappointed and reconfirmed as the Chairman of the Board of the Company until the Board of Directors elects a separate Chairman; Zhenzhu Lin was appointed as a Director of the Board of the Company; Stephan Truly Busch was reappointed and reconfirmed as a Director of the Board of the Company; and Xingjia Gao was appointed as a Director of the Board of the Company.

Our Directors and Executive Officers

Name	Age	Position
Zengqiang Lin	27	Director, Chief Executive Officer and President
Wendy Li	39	Chief Financial Officer
Ban Siong Ang	49	Director and Chairman of the Board
Zhenzhu Lin	31	Director
Stephan Truly Busch	74	Independent Director
Xingjia Gao	61	Independent Director

Business Experience

The following is a brief account of the education and business experience of each director and executive officer of the Company: (1) such person’s name; (2) the year in which such person was first elected a director of the Company; (3) all positions and offices with the Company held by such person; (4) the business experience of such person during the past five years; (5) certain other directorships, if any, held by such person; and briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director for us.

Mr. Zengqiang Lin has been our director since February 17, 2023, and in connection with the acquisition of Fuqing Hongchang Food Co., Ltd., was appointed as our Chief Executive Officer and President on August 21, 2023. Mr. Zengqiang Lin is one of the founders and has served as the chairman of the board of directors of Fuqing Hongchang Food Co., Ltd, an international food trading company since 2017. He also held the position of manager at Xizang Changhui Construction Engineering Co., Ltd from July 2015 to May 2017. Mr. Lin has a wealth of experience in business operation, supply chain management, and market expansion.

Ms. Wendy Li serves as our Chief Financial Officer from August 21, 2023. Ms. Li has over 15 years of experience in the accounting field. From March 2021 to now, Ms. Li served as Chief Financial Officer of Fuqing Hongchang Food Co. From April 2018 to February, 2021 Ms. Li served as Chief Financial Officer of Heyu Biological Technology Corporation (OTC: HYBT). From March 2018 to September 2019, Ms. Li served as the independent director of Dragon Victory International Limited (Nasdaq: LYL), a China-based crowdfunding platform company. From December 2011 to July 2017, she served as the Chief Financial Officer of China Education Alliances, Inc. (NYSE: CEU), an online education company, where she oversaw the financial management matters of the company. From August 2010 to December 2011, Ms. Li worked as a senior consultant with PricewaterhouseCoopers, a international leading management consulting firm, where she focused on risk & control functions and provided audit, internal control advice and SOX compliance services to both public and private companies. From March 2006 to July 2010, Ms. Li served as senior auditor and tax advisor at RBA, an accounting firm in Australia, where she provided financial auditing, planning and tax advice to both local and multinational companies. Ms. Li earned a bachelor degree of Business (Accountancy) from Queensland University Technology in Australia in 2006. Ms. Li is a certified public accountant in Australia.

Mr. Ban Siong Ang has been our Director and Chairman of the Board since April 18, 2018. He graduated from the University of Southern Queensland, Australia, in 1998 and completed his Doctor of Philosophy in International Finance (Honoris Causa) from Gideon Robert University in 2017. Upon his graduation from the University of Southern Queensland, he started his career and worked as Senior Officer in Bursa Malaysia Depository Sdn Bhd (formerly known as Kuala Lumpur Stock Exchange) between 1998 and 2004. From 2004 to 2009, he served as the Director and principal consultant for Golden Design Renovation and Construction Sdn Bhd. Between 2010 and 2011, he served as General Manager and Directors for E-World Films Production Limited. In 2012, he founded Heyu Group of Companies in China, Hong Kong, and Malaysia. Heyu Group of Companies are engaged in Leisure and Hotels management, Biotechnology, Finance and Investment, Brand Franchising, Advance Entertainment Technology, Event Management, Property Development and Management, land & real estate property development, etc. He is responsible for the formulation and implementation of the Heyu Group of Companies’ corporate strategies as well as in charge of the corporate finance and investment management aspects of the Group due to his acute knowledge with rich experience, strong commitment, innovative and dynamic personality. He also as a member of “The Academic Council on the United Nations System (ACUNS)” in Canada. In view of Mr. Ang’s humanitarian sectors, his outstanding contributions to establish, promote and protect humanity, Peace, Culture Human resource development and Education for the well-being of human society through volunteerism, he was also bestowed the Royal Orders from the State of Pahang in Malaysia.

Ms. Zhenzhu Lin serves as our Director August 21, 2023. Ms. Lin is one of the founders and has served as directors of Fuqing Hongchang Food Co., Ltd, an international food trading company since 2017. Prior to her current role, Ms. Lin served as the general manager of Xizang Changhui Construction Engineering Co., Ltd from December 2008 to May 2017. Ms. Lin has extensive experience in the company from the grassroots to the management level.

Mr. Stephan Truly Busch has been our director since July 1, 2019. He has served as a non-executive director of Heyu Leisure Holidays Corporation since March 2014, a Professor of Education and Linguistics of Manipur International University since May 2019, an accreditation officer of International Accreditation Organization, Houston, USA since January 2014, an evaluation expert of California University Foreign Credentials Evaluation since 2010, a visiting professor of Gideon Robert University, Luska in ZambiaUniversidad Empresarial de Costa Rica since December 202110, and an external professor at Ansted University since September 2011. Mr. Busch has been in the teaching profession for over 40 years at different schools in Germany, and is fluent in English, German, Bosnian, Croatian, and Serbian and Montenegrin. From June 1973 to July 2014, Mr. Busch worked as a high school teacher at Lessing-Realschule, a school in Germany. Mr. Busch also received his Ph.D. in Education in 2014 and his master’s degree in 2010 from Eastern Institute for Integrated Learning in Management University

Mr. Xingjia Gao serves as our Director August 21, 2023. Mr. Gao has years of professional international trade experience. Mr. Gao serves as chairman and general manager of Guangzhou Mingding Trading Co., Ltd from Jan 2014 to now. Mr. Gao also serves as the executive deputy general manager of Guangdong Jinman Group Co., Ltd from January 2015 to now. From March 2001 to June 2003 Mr. Gao served as deputy manager of Guangdong Mingzhu Group Co., Ltd, and Manager of Import and Export Department for the same company since January 2001. From 1987 to 2000, Mr. Gao served as manager of Guangdong Light Industrial Products Import and Export (Group) Company. Mr. Gao graduated from Hunan Institute of Engineering in 1982.

Directors and Officers of Hongchang Food

Mr. Zengqiang Lin, our present Director, is also the founder, managing director and general manager of Hongchang Food. Under Hongchang Food’s Articles of Association and PRC law, Hongchang Food is managed by Mr. Zengqiang Lin.

Family Relationships

Mr. Zengqiang Lin and Ms. Zhenzhu Lin are siblings. None of our other directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our executive officers, for the fiscal years ended December 31, 2022 and 2021 for the Company.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Ban Siong Ang,	2022		$0	0	0	0	0	0	0	0
Chief Executive Officer and President(1)	2021		$0	0	0	0	0	0	0	0

Wendy Li,	2022		$0	0	0	0	0	0	0	$0
Chief Financial Officer(2)	2021		$0	0	0	0	0	0	0	$0

Bo Lyu,	2022		$0	0	0	0	0	0	0	0
Chief Financial Officer(3)	2021	$	NA	NA	NA	NA	NA	NA	NA	NA

(1)	Mr. Ang has served as the Chief Executive Officer and President of the Company since April 18, 2018.
(2)	Ms. Li served as the Chief Financial Officer of the Company from April 18, 2018 to February 28, 2021.
(3)	Mr. Lyu has served as the Chief Financial Officer of the Company since November 30, 2021

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of our inception by the executive officers named in the Summary Compensation table above.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

Employment Agreements

The Company has entered into employment agreements with officers and other key employees.

Operating Subsidiary Executive Compensation Summary

The compensation for the officers and directors of Hongchang Food for the fiscal years ended December 31, 2022 and 2021 was approximately RMB 48thousand and RMB 48thousand respectively.

Operating Subsidiary Employment Agreements

Mr. Zengqiang Lin entered into an employment agreement with Hongchang Food on January 1, 2021 whereby he agreed to serve as general manager. The employment agreement may be terminated by Mr. Zengqiang Lin with 30 days’ notice, or by Hongchang Food for cause or with 30 days’ notice in certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transactions

For the periods described below, other than compensation agreements and other arrangements described herein and our transactions described below, since our inception there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeded or will exceed $120,000; and

●	in which any current director, executive officer, holder of 5% or more of our shares of common stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest.

Prior to the Hongchang Food acquisition

We had $96,478 revenues in the fiscal year ended December 31, 2021. A director of the Company extended a zero-interest loan for the Company to cover all the operation expenses totaling $162,410 for the year ended December 31, 2021.

We had $78,953 revenues in the fiscal year ended December 31, 2022. Two shareholders of the Company extended a zero-interest loan for the Company to cover all the operation expenses totaling $196,457 for the year ended December 31, 2022.

As of March 31, 2023 and December 31, 2022, the Company owed related parties $ 1,581,133 and $1,268,749, respectively. Almost all expenses incurred during this reporting period are paid by two directors. Expenses mainly included auditing, consulting and legal advisory expenses, government registration expenses, and payrolls.

All of our products are sold to our Chief Executive Officer and director of the Company, Mr. Mr. Ban Siong Ang. For the three months ended March 31, 2023 and 2022, the Company earned revenues from Mr. Ban Siong Ang, in the amount of $10,121 and $15,135, respectively.

Hongchang Food：

During the years ended December 31, 2021 and 2022, and the three months ended March 31, 2023, Hongchang Group entered into certain related party transactions with Mr. Zengqiang Lin, and Fuqing Xinhongbo Trading Co., Ltd. (“Xinhongbo”), which is an entity controlled by Mr. Zengqiang Lin. All balances with the related parties as of December 31, 2021 and 2022 and March 31, 2023 were unsecured, interest-free and had no fixed terms of repayments.

During the year ended December 31, 2021, Hongchang Group was provided a loan of RMB 727 thousand from Mr. Zengqiang Lin, as the company had not yet started operating activities until 2023, and therefore the shareholder contributed loans to support the initial development expenses of the company’s food park.

During the year ended December 31, 2022, Hongchang Group made a prepayment of RMB 420 thousand to Xinhongbo, as advance payment for construction material procurement, and was provided a loan of RMB 13,739 thousand from Mr. Zengqiang Lin, to meet daily management expenses needs. In addition, during 2022, Hongchang Group made a loan repayment of RMB 1,750 thousand to Mr. Zengqiang Lin for excess funding Mr. Lin lent to the group.

During the three months ended March 31, 2022, Hongchang Group was provided a loan of RMB 505 thousand from Mr. Zengqiang Lin, as the company had not yet started operating activities until 2023, and therefore the shareholder contributed loans to support the initial development expenses of the company’s food park.

During the three months ended March 31, 2023, Hongchang Group was provided a loan of RMB 8,074 thousand from Mr. Zengqiang Lin, due to the need to pay for the construction of the food park project, but the company has not yet started operating activities, and hence the shareholder injected capital into the company, and made a loan repayment of RMB 10,535 thousand to Mr. Zengqiang Lin, for excess funding Mr. Lin lent to the group. In addition, during the three months ended March 31, 2023, Hongchang Group accumulatively received capital contribution of RMB 297,000 thousand from Mr. Zengqiang Lin.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. There are currently no legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is limited public trading market for our common stock; our common stock is quoted on the OTC Pink Market under the symbol “HYBT.”

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business, and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. Trading in stocks quoted on the OTC Pink Market is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

The following table sets forth the quarterly high and low sales price per share of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

FISCAL YEAR 2021	HIGH	LOW
First Quarter	$0.0240	$0.0057
Second Quarter	0.0200	0.0100
Third Quarter	0.0204	0.0030
Fourth Quarter	0.0030	0.0001

FISCAL YEAR 2022	HIGH	LOW
First Quarter	$0.0003	$0.0001
Second Quarter	0.0500	0.0003
Third Quarter	0.0098	0.0004
Fourth Quarter	0.0014	0.0004

FISCAL YEAR 2023	HIGH	LOW
First Quarter	$0.0829	$0.0013
Second Quarter	0.0888	0.2100

As of August 29, 2023, the last sale price reported on the OTC Pink Market for our common stock was $0.602 per share. On August 14, 2023, our Company effected a 1-for-10 reverse stock split, following which the Company had a total of 103,247,057 issued and outstanding shares of common stock.

Dividend Policy

We have not paid any dividends on our common stock and do not intend to pay any dividends in the foreseeable future.

Stockholders of Record

As of September 4, 2023, we have 723 recorded holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Effective August 11, 1993, the SEC adopted Rule 15g-9, which established the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) states that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Transfer Agent

The transfer agent for our capital stock is Standard Registrar and Transfer Company, Inc., located at 440 East 400 South, Suite 200, Salt Lake City, UT 84111. Their telephone number is (801) 571-8844.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place for the Company.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

The following description summarizes the most important terms of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated Articles of Incorporation (“Articles of Incorporation”). For a complete description of our securities, you should refer to our Articles of Incorporation and the applicable provisions of Chapters 78 and 92A of the Nevada Revised Statutes (the “Nevada Statutes”).

We are incorporated as a Nevada company, and our affairs are governed by our Articles of Incorporation and the laws of the State of Nevada. As used in this section, “we,” “us,” “our,” and “the Company” mean Heyu Biological Technology Corporation and its successors, but not any of its subsidiaries.

Authorized Capital Stock

Under our Articles of Incorporation, our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share. As of August 17, 2023, we had 103,247,057 shares of common stock outstanding, held of record by 722 stockholders. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed. Following completion of the Hongchang Acquisition, we had 518,831,367 shares of common stock outstanding.

Common stock.

Our common stock is listed on The OTC Pink Market, under the symbol “HYBT.”

Voting. Holders of common stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulative voting in the election of directors.

Dividends. Except as provided by law or in our articles of incorporation, the holders of common stock will be entitled to such cash dividends as may be declared from time to time by the board of directors of the Company (the “Board of Directors”) from funds available.

Liquidation. Upon liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders after payment of our liabilities.

Other Terms. Holders of common stock are not entitled to preemptive rights, nor is the common stock subject to redemption.

Provisions of our Articles of Incorporation and Bylaws with Anti-Takeover Implications

Certain provisions of our Articles of Incorporation and amended and restated bylaws (“Bylaws”) deal with matters of corporate governance and the rights of stockholders. Under our Articles of Incorporation, our Board of Directors may set the voting rights, preferences and other terms thereof. Our Bylaws provide that a special meeting of stockholders may be called only by the President, or by the President or Secretary at the request of a majority of the directors or stockholders owning not less than 25% of our issued and outstanding voting stock. Such provisions, together with certain provisions of the Nevada Statutes (see “Nevada Anti-Takeover Statutes”), could be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our Board of Directors. This may include takeovers that certain stockholders may deem to be in their best interest. Any such discouraging effect on takeover attempts could potentially depress the market price of our common stock or inhibit temporary fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Nevada Anti-Takeover Statutes

Business Combinations Act

We are subject to Nevada’s anti-takeover law because we have not opted out of the provisions of Sections 78.411-78.444 of the Nevada Statutes under the terms of our Articles of Incorporation. This law provides that specified persons who, together with affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision may have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Control Share Statute

A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Transfer Agent

The transfer agent for our capital stock is Standard Registrar and Transfer Company, Inc., located at 440 East 400 South, Suite 200, Salt Lake City, UT 84111. Their telephone number is (801) 571-8844.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“Statutes”) and our bylaws. Under the bylaws of our Company, we shall indemnify any individual made a party to a proceeding because the individual is or was a director of our Company, against liability incurred in the proceeding, subject to the conditions set out below. We shall not indemnify a director unless:

(a)	a determination has been made in accordance with the procedures set forth in the Statutes that the director met the standard of conduct set forth in subsection (b) below, and

(b)	payment has been authorized in accordance with the procedures set forth in the Statutes based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

The individual shall demonstrate that:

(a)	he or she conducted himself in good faith; and

(b)	he or she reasonably believed:

(i)	in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;

(ii)	in all other cases, that his conduct was at least not opposed to its best interests; and

(iii)	in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. If a determination is made following the procedures of the Statutes, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Statutes, then unless otherwise provided in the articles of incorporation, our Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)	the director furnishes our Company a written affirmation of his good faith belief that he has met the standard of conduct described in our bylaws;

(b)	the director furnishes our Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct;

(c)	a determination is made that the facts then known to those making the determination would not preclude indemnification under our bylaws or the Statutes.

Unless otherwise provided in our articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of our Company, who is not a director of our Company, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the board of directors.

By action of the board of directors, notwithstanding any interest of the directors in such action, our Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary, or agent, whether or not our Company would have the power to indemnify such person under the applicable provisions of the Statutes.

Each director shall be indemnified by our Company against any liability or expense to the full extent allowed by law, including the allowable indemnity described at Nevada Revised Statutes (“NRS”) § 78.7502(1) and (2), the mandatory indemnity described at NRS § 78.7502(3), the advance of expenses described at NRS § 78.751(2), and court ordered indemnity described at NRS §§ 78.7502(2) or 78.751, or otherwise available under law. The approval procedures required by NRS § 78.751(1) and (2) applicable to indemnity or advances for directors shall apply.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on August 21, 2023, we entered into a Share Exchange Agreement to acquire all the issued and outstanding capital stock of Hongchang BVI in exchange for the issuance to Zengqiang Investment Limited and Hong Jin Investment Limited an aggregate of 415,582,375 restricted shares of our common stock.

Immediately after the Closing of the Hongchang Acquisition, we have a total of 518,831,367 issued and outstanding shares of common stock, 80.1% (415,582,375 shares of common stock) of which is held by Zengqiang Investment Limited and Hong Jin Investment Limited in the aggregate. As a result, a change in control has occurred.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Item 2.01 above, we entered into the Share Exchange Agreement to acquire all the issued and outstanding capital stock of Hongchang BVI, and in connection therewith, on August 21, 2023, our existing directors, Hung Seng Tan, Kwee Huwa Tan, and Senad Busatlic, resigned from the Board of the Company, while Bo Lyu resigned as the Chief Financial Officer of the Company.

As stipulated in the Share Exchange Agreement, on August 21, 2023, Zengqiang Lin was appointed as the Chief Executive Officer and President of the Company, in addition to his position as a Director of the Board of the Company; Wendy Li was appointed as the Chief Financial Officer of the Company; Ban Siong Ang was reappointed and reconfirmed as the Chairman of the Board of the Company for a further period of four months; Zhenzhu Lin was appointed as a Director of the Board of the Company; Stephan Truly Busch was reappointed and reconfirmed as a Director of the Board of the Company; and Xingjia Gao was appointed as a Director of the Board of the Company. Save as disclosed in this current report, there are no other transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between the named persons above and any other persons pursuant to which he/she was appointed as director or officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of Hongchang Group are included following the signature page.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Hongchang Global Investment Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hongchang Global Investment Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2021, and 2022 and the related consolidated statements of loss, change in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of our management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2023.
San Mateo, California

September 7, 2023

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of RMB and US$, except for number of shares)

		As of December 31,
	Notes	2021	2022
		RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents		17	22	3
Other current assets	3	6	131	20
Amount due from a related party	8	—	420	61
Total current assets		23	573	84

Non-current assets:
Construction-in-progress		493	185,136	26,958
Land use right, net	4	30,399	29,777	4,336
Total non-current assets		30,892	214,913	31,294
Total assets		30,915	215,486	31,378

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable		10	174,217	25,368
Accrued expenses and other liabilities	5	35	25	4
Amount due to a related party	8	31,799	43,788	6,376
Total current liabilities		31,844	218,030	31,748

Total liabilities		31,844	218,030	31,748

Shareholders’ deficit:
Ordinary shares (US$1 par value; 50,000 shares authorized; 100 and 100 issued and outstanding as of December 31, 2021 and 2022, respectively)		1	1	—
Subscription receivable		(1)	(1)	—
Accumulated deficit		(929)	(2,544)	(370)

Total shareholders’ deficit		(929)	(2,544)	(370)

Total liabilities and shareholders’ deficit		30,915	215,486	31,378

The accompanying notes are an integral part of these consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF LOSS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

		For the years ended December 31,
	Notes	2021	2022
		RMB	RMB	US$
Net revenues:
Product sales		—	—	—
Total net revenues		—	—	—
Cost of revenues		—	—	—
Gross profit		—	—	—
Sales and marketing expenses		—	(9)	(1)
General and administrative expenses		(886)	(1,606)	(234)
Total operating expenses		(886)	(1,615)	(235)
Operating loss		(886)	(1,615)	(235)
Other income		9	—	—
Loss before income taxes		(877)	(1,615)	(235)
Income tax expense	7	—	—	—
Net loss		(877)	(1,615)	(235)

Loss per share:
Ordinary shares – basic and diluted		(0.18)	(0.32)	(0.05)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted		5,000	5,000	5,000

The accompanying notes are an integral part of these consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Amounts in thousands of RMB and US$, except for number of shares)

	Ordinary shares		Subscription	Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	receivable	capital	deficit	deficit
Balance as of January 1, 2021 (RMB)	100	1	(1)	—	(52)	(52)
Consolidated net loss	—	—		—	(877)	(877)
Balance as of December 31, 2021 (RMB)	100	1	(1)	—	(929)	(929)
Consolidated net loss	—	—		—	(1,615)	(1,615)
Balance as of December 31, 2022 (RMB)	100	1	(1)	—	(2,544)	(2,544)
Balance as of December 31, 2022 (US$)	100	—	—	—	(370)	(370)

The accompanying notes are an integral part of these consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of RMB and US$, except for number of shares)

	For the year ended December 31,
	2021	2022
	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(877)	(1,615)	(235)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	621	621	90

Changes in operating assets and liabilities:
Other current assets	(6)	(124)	(18)
Amount due from a related party	—	(420)	(61)
Accounts payable	10	30	4
Accrued expenses and other payables	35	(11)	(2)
Net cash used in operating activities	(217)	(1,519)	(222)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(493)	(10,465)	(1,523)
Net cash used in investing activities	(493)	(10,465)	(1,523)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from a loan from a related party	727	13,739	2,001
Repayments of a loan from a related party	—	(1,750)	(255)
Net cash provided by financing activities	727	11,989	1,746

Net increase in cash and cash equivalents	17	5	1
Cash and cash equivalents at beginning of year	—	17	2
Cash and cash equivalents at end of year	17	22	3

The accompanying notes are an integral part of these consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION

(a) Nature of operations

Hongchang Global Investment Holdings Limited (the “Company”) was incorporated in British Virgin Island under the laws of the British Virgin Islands on January 13, 2023. Fuqing Hongchang Food Co., Ltd. (“Hongchang Food”, or the “Operating Entity”) was established in September 2017, and primarily engages in the construction of and investment in Hongchang Food Industrial Park project. Its main asset is its investment in the food industrial park, which was obtained by bidding in September 2020 and is currently under construction. Upon completion of such project, Hongchang Food will engage in the core businesses of food trade and biotechnology (collectively, “Principal Business”).

(b) Reorganization

In preparation of its business combination with Heyu Biological Technology Corporation in the United States, the following transactions were undertaken to reorganize the legal structure of Operating Entity (“Reorganization”). On January 13, 2023, Mr. Zengqiang Lin and Ms. Zhenzhu Lin, the existing shareholders of Hongchang Food established two wholly-owned subsidiaries (“BVI-1” and “BVI-2”) in British Virgin Island, respectively. On January 18, 2023, Hong Chang Global Investment Holdings Limited (“Hongchang BVI”) was then incorporated by BVI-1 and BVI-2 which held 70% and 30% equity interest of in British Virgin Island, respectively. On February 6, 2023, Hongchang BVI incorporated a wholly-owned subsidiary, Hong Chang Biotechnologies (HK) Limited (“Hongchang HK”). On February 28, 2023, Hongchang HK incorporated a wholly-owned subsidiary, Fujian Hongjin Biotechnology Co., Ltd. (“WFOE”) in the People’s Republic of China (“PRC”). WFOE will then purchase total equity interest of Hongchang Food. After the reorganization, Mr. Zengqiang Lin and Ms. Zhenzhu Lin will hold 70% and 30% equity interest of Hongchang Fool through WFOE, respectively. As all the entities involved in the process of the Reorganization are under common ownership of Hongchang Food’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The Company and its subsidiaries hereinafter are collectively referred to as the “Group”.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION (cont.)

As of the date of this report, the details of the Company’s principal subsidiaries are as follows:

Entity	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect ownership by the Company	Principal activities
Subsidiaries:
Hongchang BVI	January 18, 2023	British Virgin Island	100%	Investment holding
Hongchang HK	February 6, 2023	Hong Kong	100%	Investment holding
WFOE	February 28, 2023	British Virgin Island	100%	Provision of technical and consultation services
Hongchang Food	September 29, 2017	PRC	100%	Provision of food trade and biotechnology

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements of the Group include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

(b) Principles of consolidation

The accompanying consolidated financial statements of the Group include the financial statements of the Company and its subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All significant transactions and balances between the Company and its subsidiaries have been eliminated. The non-controlling interests in consolidated subsidiaries are shown separately in the consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c) Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the consolidated financial statements and accompanying notes. Significant accounting estimates reflected in the Group’s consolidated financial statements mainly include, but are not limited to, standalone selling price of each distinct performance obligation in revenue recognition, estimated useful life of land use right, assessment for impairment of long-lived assets, valuation of deferred tax assets and current expected credit loss of receivables. Actual results could differ from those estimates.

(d) Foreign currency

The Group’s reporting currency is the Renminbi (“RMB”). The functional currency of the Company and its subsidiaries which are incorporated in British Virgin Island (“BVI”) and Hong Kong (“HK”) is United States dollars (“US$”). The functional currencies of the other subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive loss.

The financial statements of the Group’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income or loss in the consolidated statements of comprehensive loss, and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive loss in the consolidated statements of shareholders’ deficit.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e) Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive loss and consolidated statements of cash flows from RMB into US$ as of and for the year ended December 31, 2022 are solely for the convenience of the reader and were calculated at the rate of US$1.00 to RMB6.8676, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2023. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2022, or at any other rate.

(f) Cash and cash equivalents

Cash and cash equivalents represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

(h) Accounts receivable and allowance for doubtful accounts

Accounts receivable primarily includes amounts of vehicle sales. The Company recorded a provision for current expected credit losses.

(j) Construction-in-progress

Property and equipment that are purchased or constructed which require a period of time before the assets are ready for their intended use are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including installation costs. Construction-in-progress is transferred to specific property and equipment accounts and commences depreciation when these assets are ready for their intended use.

(k) Land use right, net

The land use rights represent the operating lease prepayments for the rights to use the land in the PRC. Amortization of the prepayments is provided on a straight-line basis over the terms of the respective land use rights certificates.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(l) Impairment of long-lived assets other than goodwill

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Group had originally estimated. When these events occur, the Group evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Group recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. Impairment charge recognized for the years ended December 31, 2021 and 2022 was nil.

(n) Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Group considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

Financial assets and liabilities of the Group primarily consist of cash and cash equivalents, accounts receivable, amounts due from a related party, accounts payable, amounts due to a related party and other payables. As of December 31, 2021 and 2022, the carrying values of these financial instruments are approximated to their fair values.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(o) Revenue recognition

Revenue is recognized when or as the control of the goods or services is transferred to a customer. Depending on the terms of the contract and the laws that apply to the contract, control of the goods and services may be transferred over time or at a point in time. Control of the goods and services is transferred over time if the Group’s performance:

(i)	provides all of the benefits received and consumed simultaneously by the customer;

(ii)	creates and enhances an asset that the customer controls as the Group performs; or

(iii)	does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date. If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

Contracts with customers may include multiple performance obligations. For such arrangements, the Group allocates revenue to each performance obligation based on its relative standalone selling price. The Group generally determines standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin or adjusted market assessment approach, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.

When either party to a contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(o) Revenue recognition (cont.)

If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers a good or service to the customer, the Group presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

Product sales

The Group generates revenue from food trading business. The revenue is recognized at a point in time when the control of the product is transferred to the customer.

(q) Sales and marketing expenses

Sales and marketing expenses consist primarily of advertising expenses, marketing and promotional expenses. Advertising expenses consist primarily of costs for the promotion of corporate image and product marketing. The Group expenses all advertising costs as incurred and classifies these costs under sales and marketing expenses.

(s) General and administrative expenses

General and administrative expenses consist primarily of salaries and benefits for employees involved in general corporate functions, amortization of land use right, legal and other professional services fees, rental and other general corporate related expenses.

(t) Employee benefits

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v) Income taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Group accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Group records liabilities related to uncertain tax positions when, despite the Group’s belief that the Group’s tax return positions are supportable, the Group believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Group did not recognize uncertain tax positions as of December 31, 2021 and 2022.

(w) Comprehensive loss

The Group applies ASC 220, Comprehensive Income (“ASC 220”), with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Group during a period arising from transactions and other event and circumstances except those resulting from investments by shareholders and distributions to shareholders.

(y) Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the company. As a whole and hence, we have only one reportable segment. We do not distinguish between markets or segments for the purpose of internal reporting. As our long-lived assets are substantially located in the PRC, no geographical segments are presented.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(z) Recent accounting pronouncements

The Group is an emerging growth company (“EGC”) as defined by the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Group elected to take advantage of the extended transition periods. However, this election will not apply should the Group cease to be classified as an EGC.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes as part of the FASB’s overall initiative to reduce complexity in accounting standards. The amendments include removal of certain exceptions to the general principles of ASC 740, Income taxes, and simplification in several other areas such as accounting for a franchise tax (or similar tax) that is partially based on income. The update is effective in fiscal years beginning after December 15, 2020, and interim periods therein, and early adoption is permitted. Certain amendments in this update should be applied retrospectively or modified retrospectively, all other amendments should be applied prospectively. The Company does not expect the impact of this guidance to have a material impact on the Company’s consolidated financial statements.

3. OTHER CURRENT ASSETS

Other current assets consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB	US$
VAT recoverable	6	131	20
	6	131	20

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

4. LAND USE RIGHT, NET

Land use rights, net consist of the following:.

	As of December 31,
	2021	2022
	RMB	RMB	US$
Land use rights	31,072	31,072	4,525
Less: accumulated amortization	(673)	(1,295)	(189)
Net book value	30,399	29,777	4,336

Amortization expenses for the land use rights were RMB 622 thousand, and RBM 622 thousand for the years ended December 31, 2021 and 2022, respectively. No impairment charge was recorded for the years ended December 31, 2021 and 2022, respectively.

	For the year ended December 31,
	2023	2024	2025	2026	2027	2028 and thereafter
	RMB	RMB	RMB	RMB	RMB	RMB
Amortization expenses	622	622	622	622	622	26,667

5. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB	US$
Payroll and welfare payables	21	17	3
Others	14	8	1
	35	25	4

6. MAINLAND CHINA EMPLOYEE CONTRIBUTION PLAN

As stipulated by the regulations of the PRC, full-time employees of the Company in the PRC participate in a government-mandated multiemployer defined contribution plan organized by municipal and provincial governments. Under the plan, certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company is required to make contributions to the plan based on certain percentages of employees’ salaries. The total expenses the Group incurred for the plan were RMB4 and RMB40 (US$6) for the years ended December 31, 2021 and 2022, respectively.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. TAXATION

Enterprise income tax (“EIT”)

British Virgin Islands

Subsidiaries in British Virgin Islands are not subject to tax on income or capital gains under the current laws of the British Virgin Islands. Additionally, upon payments of dividends by the Company to its shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Subsidiaries in Hong Kong are subject to Hong Kong profits tax rate of 16.5%. Additionally, upon payments of dividends by the Company to its shareholders, no HK withholding tax will be imposed.

PRC

The Company’s PRC subsidiaries are incorporated in the PRC and subject to the statutory rate of 25% on the taxable income in accordance with the Enterprise Income Tax Law (the “EIT Law”), which was effective since January 1, 2008, except for certain entities eligible for preferential tax rates.

Dividends, interest, rent or royalties payable by the Company’s PRC subsidiaries, to non-PRC resident enterprises, and proceeds from any such non-resident enterprise investor’s disposition of assets (after deducting the net value of such assets) shall be subject to 10% withholding tax, unless the respective non-PRC resident enterprise’s jurisdiction of incorporation has a tax treaty or arrangements with China that provides for a reduced withholding tax rate or an exemption from withholding tax.

The EIT Law also provides that enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise.

As of December 31, 2022, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company is deemed as a PRC tax resident, it will be subject to 25% PRC EIT under the EIT Law on its worldwide income, meanwhile the dividend it receives from another PRC tax resident company will be exempted from 25% PRC income tax. The Company will continue to monitor changes in the interpretation or guidance of this law.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. TAXATION (cont.)

Loss before income taxes consisted of:

	For the years ended December 31,
	2021	2022
	RMB	RMB	US$
Non-PRC	—	—	—
PRC	(877)	(1,615)	(235)
	(877)	(1,615)	(235)

The reconciliation of tax computed by applying the statutory income tax rate of 25% for the years ended December 31, 2021 and 2022 applicable to the PRC operations to income tax expense were as follows:

	For the years ended December 31,
	2021	2022
	RMB	RMB	US$
Loss before income taxes	(877)	(1,615)	(235)
Income tax benefit computed at the statutory income tax rate at 25%	219	404	59
Change in valuation allowance	(219)	(404)	(59)
Income tax expense	—	—	—

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. TAXATION (cont.)

Deferred Taxes

The significant components of deferred taxes were as follows:

	As of December 31,
	2021	2022
	RMB	RMB	US$
Deferred tax assets
Tax losses	232	636	93
Valuation allowance	(232)	(636)	(93)
Total deferred tax assets	—	—	—

The Group operates through several subsidiaries. Valuation allowance is considered for each of the entities. Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2021 and 2022, the Company and all of its subsidiaries were in cumulative loss position, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized.

As of December 31, 2022, the Group had tax losses of RMB2,544 (US$370) derived from entities in the PRC, which can be carried forward per tax regulation to offset future taxable income. The PRC taxable losses will expire from 2023 to 2032 if not utilized.

8. RELATED PARTY TRANSACTIONS

(a) Related parties

The principal related parties with which the Group had transactions during the years presented are as follows:

Names of related parties	Relationship with the Company
Mr. Zengqiang Lin	The principal shareholder and director of the Company
Fuqing Xinhongbo Trading Co., Ltd. (“Xinhongbo”)	An entity controlled by the principal shareholder of the Company

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

8. RELATED PARTY TRANSACTIONS (cont.)

(b)	Other than disclosed elsewhere, the Company had the following significant related party transactions for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022
	RMB	RMB	US$
Prepayment to a related party:
-Xinhongbo	—	420	61

Loan from a related party:
-Mr. Zengqiang Lin	727	13,739	2,000

Repayment of loan from a related party:
-Mr. Zengqiang Lin	—	1,750	255

(c) The Company had the following related party balances as of December 31, 2021 and 2022:

	As of December 31,
	2021	2022
	RMB	RMB	US$
Amount due from a related party:
-Xinhongbo	—	420	61
	—	420	61

Amount due to a related party:
-Mr. Zengqiang Lin	31,799	43,788	6,376
	31,799	43,788	6,376

All balances with the related parties as of December 31, 2021 and 2022 were unsecured, interest-free and had no fixed terms of repayments.

9. SUBSEQUENT EVENTS

On August 21, 2023, Hong Chang Global Investment Holdings Limited (“Hongchang BVI”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Heyu Biological Technology Corporation, and Hongchang BVI’s shareholders, Zengqiang Investment Limited, a business company incorporated in the BVI, and Hong Jin Investment Limited, a business company incorporated in the BVI (the “Selling Shareholders” and each a “Selling Shareholder”), in relation to the acquisition of Hongchang BVI by our Company (the “Hongchang Acquisition”). Zengqiang Investment Limited is wholly-owned by Mr. Zengqiang Lin and Hong Jin Investment Limited is wholly-owned by Ms. Zhenzhu Lin. Mr. Zengqiang Lin has been a director of our Company since February 17, 2023, and Ms. Zhenzhu Lin is the sister of Mr. Zengqiang Lin. In accordance with the terms of the Share Exchange Agreement, the Selling Shareholders will sell and transfer 100 shares of Hongchang BVI, constituting all of the issued and outstanding share capital of Hongchang BVI, to our Company in exchange for an aggregate of 415,582,375 new shares of our Company’s common stock (the “Consideration Shares”), of which 353,322,843 shares will be issued to Zengqiang Investment Limited and 62,259,532 shares will be issued to Hong Jin Investment Limited.

Immediately following the closing of the Hongchang Acquisition, our Company would have a total of 518,831,367 issued and outstanding shares of common stock. The 415,582,375 Consideration Shares constitute 80.1% of our enlarged share capital following the closing of the Hongchang Acquisition. The exchange consideration for the Hongchang Acquisition was determined on an arms’ length basis based on our valuation of the Hongchang Group and its assets.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of RMB and US$, except for number of shares)

		As of
	Notes	December 31, 2022	March 31, 2023
		RMB	RMB	US$
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents		22	36	5
Accounts receivable	3	—	210	31
Other current assets	4	131	6,049	881
Amount due from related parties	7	420	420	61
Total current assets		573	6,715	978

Non-current assets:
Construction-in-progress		185,136	299,030	43,542
Land use right, net	5	29,777	29,622	4,313
Total non-current assets		214,913	328,652	47,855
Total assets		215,486	335,367	48,833

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable		174,217	233	34
Accrued expenses and other liabilities	6	25	99	14
Amount due to related parties	7	43,788	41,328	6,018
Total current liabilities		218,030	41,660	6,066

Total liabilities		218,030	41,660	6,066

Shareholders’ equity:
Ordinary shares (US$1 par value; 50,000 shares authorized; 100 issued and outstanding as of December 31, 2022 and March 31, 2023, respectively)		1	1	—
Subscription receivable		(1)	(1)	—
Additional paid-in capital		—	297,000	43,247
Accumulated deficit		(2,544)	(3,293)	(480)
Total shareholders’ equity		(2,544)	293,707	42,767

Total liabilities and shareholders’ equity		215,486	335,367	48,833

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

		For the three months ended March 31,
	Notes	2022	2023
		RMB	RMB	US$
Net revenues:
Product sales		—	186	27
Total net revenues		—	186	27
Cost of revenues		—	(265)	(39)
Gross profit		—	(79)	(12)
General and administrative expenses		(256)	(671)	(98)
Total operating expenses		(256)	(671)	(98)
Operating loss		(256)	(750)	(110)
Interest income		—	1	—
Loss before income taxes		(256)	(749)	(110)
Income tax expense		—	—	—
Net loss		(256)	(749)	(110)

Loss per share:
Ordinary shares – basic and diluted		(0.05)	(0.15)	(0.02)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted		5,000	5,000	5,000

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY
(Amounts in thousands of RMB and US$, except for number of shares)

	Ordinary shares		Subscription	Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	receivable	Capital	Deficit	equity
Balance as of January 1, 2022 (RMB)	100	1	(1)	—	(929)	(929)
Consolidated net loss	—	—		—	(256)	(256)
Balance as of March 31, 2022 (RMB)	100	1	(1)	—	(1,185)	(1,185)
Balance as of January 1, 2023 (RMB)	100	1	(1)	—	(2,544)	(2,544)
Consolidated net loss	—	—		—	(749)	(749)
Issuance of ordinary shares of subsidiaries	—	—		297,000	—	297,000
Balance as of March 31, 2023 (RMB)	100	1	(1)	297,000	(3,293)	293,707
Balance as of March 31, 2023 (US$)	100	—	—	43,247	(480)	42,767

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of RMB and US$, except for number of shares)

	For the three months ended March 31,
	2022	2023
	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(256)	(749)	(110)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	155	155	23

Changes in operating assets and liabilities:
Accounts receivable	—	(210)	(31)
Other current assets	(1)	(5,918)	(862)
Accounts payable	10	194	28
Accrued expenses and other payables	(7)	75	11
Net cash used in operating activities	(99)	(6,453)	(941)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(407)	(288,072)	(41,946)
Net cash used in investing activities	(407)	(288,072)	(41,946)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution by shareholders		297,000	43,247
Proceeds from a loan from a related party	505	8,074	1,176
Repayments of a loan from a related party	—	(10,535)	(1,534)
Net cash provided by financing activities	505	294,539	42,889

Net (decrease) increase in cash and cash equivalents and restricted cash	(1)	14	2
Cash and cash equivalents and restricted cash at beginning of year	17	22	3
Cash and cash equivalents at end of period	16	36	5

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

1. ORGANIZATION

Hongchang Global Investment Holdings Limited (the “Company”) was incorporated in British Virgin Island under the laws of the British Virgin Islands on January 13, 2023. Fuqing Hongchang Food Co., Ltd. (“Hongchang Food”, or the “Operating Entity”) was established in September 2017, and primarily engages in the construction of and investment in Hongchang Food Industrial Park project. Its main asset is its investment in the food industrial park, which was obtained by bidding in September 2020 and is currently under construction. Upon completion of such project, Hongchang Food will engage in the core businesses of food trade and biotechnology (collectively, “Principal Business”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding financial reporting that are consistent with those used in the preparation of the Company’s audited consolidated financial statements for the years ended December 31, 2021 and 2022. Accordingly, these unaudited interim condensed consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim condensed consolidated financial statements contain all normal recurring adjustments necessary to present fairly the financial position, operating results and cash flows of the Company for each of the periods presented. The results of operations for the three months ended March 31, 2023 are not necessarily indicative of results to be expected for any other interim period or for the year ending December 31, 2023. The condensed consolidated balance sheet as of December 31, 2022 was derived from the audited consolidated financial statements at that date but does not include all of the disclosures required by U.S. GAAP for annual financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2021 and 2022.

(b) Convenience translation

Amounts in US$ are presented for the convenience of the reader and are translated at the noon buying rate of US$1.00 to RMB6.8676, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2023. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2023, or at any other rate.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c) Revenue recognition

Revenue is recognized when or as the control of the goods or services is transferred to a customer. Depending on the terms of the contract and the laws that apply to the contract, control of the goods and services may be transferred over time or at a point in time. Control of the goods and services is transferred over time if the Group’s performance:

(i)	provides all of the benefits received and consumed simultaneously by the customer;

(ii)	creates and enhances an asset that the customer controls as the Group performs; or

(iii)	does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date. If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

Contracts with customers may include multiple performance obligations. For such arrangements, the Group allocates revenue to each performance obligation based on its relative standalone selling price. The Group generally determines standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin or adjusted market assessment approach, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.

When either party to a contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers a good or service to the customer, the Group presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for doubtful debt consisted of the following:

	As of
	December 31, 2022	March 31, 2023
	RMB	RMB	US$
Accounts receivable	—	210	31
Allowance for doubtful debt	—	—	—
	—	210	31

As of March 31, 2023, all accounts receivable were due from third party customers.

4. OTHER CURRENT ASSETS

Other current assets consisted of the following:

	As of
	December 31, 2022	March 31, 2023
	RMB	RMB	US$
VAT recoverable	131	6,049	881
	131	6,049	881

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

5. LAND USE RIGHT, NET

Land use rights, net consist of the following:

	As of
	December 31, 2022	March 31, 2023
	RMB	RMB	US$
Land use rights	31,072	31,072	4,525
Less: accumulated amortization	(1,295)	(1,450)	(212)
Net book value	29,777	29,622	4,313

Amortization expenses for the land use rights were RMB 156 thousand, and RBM 156 thousand for the three months ended March 31, 2022 and 2023, respectively. No impairment charge was recorded for the three months ended March 30, 2022 and 2023, respectively.

	For the year ended December 31,
	2023*	2024	2025	2026	2027	2028 and thereafter
	RMB	RMB	RMB	RMB	RMB	RMB
Amortization expenses	468	622	622	622	622	26,667

*	Nine months from April 1, 2023 to December 31, 2023

6. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of
	December 31, 2022	March 31, 2023
	RMB	RMB	US$
Payroll and welfare payables	17	25	4
Others	8	74	10
	25	99	14

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. RELATED PARTY TRANSACTIONS

(a)	Related parties

The principal related parties with which the Group had transactions during the years presented are as follows:

Names of related parties	Relationship with the Company
Mr. Zengqiang Lin	The principal shareholder and director of the Company
Fuqing Xinhongbo Trading Co., Ltd. (“Xinhongbo”)	An entity controlled by the principal shareholder of the Company

(b)	Other than disclosed elsewhere, the Company had the following significant related party transactions for the three months ended March 31, 2022 and 2023:

	For the three months ended March 31,
	2022	2023
	RMB	RMB	US$
Loan from a related party:
-Mr. Zengqiang Lin	505	8,074	1,176

Repayment of loan from a related party:
-Mr. Zengqiang Lin	—	10,535	1,534

Capital contribution to Hongchang Food:
-Mr. Zengqiang Lin	—	297,000	43,247

HONGCHANG GLOBAL INVESTMENT HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands of RMB and US$, except for number of shares and per share data)

7. RELATED PARTY TRANSACTIONS (cont.)

(c)	The Company had the following related party balances as of December 31, 2022 and March 31, 2023:

	As of
	December 31, 2022	March 31, 2023
	RMB	RMB	US$
Amount due from a related party:
-Xinhongbo	420	420	61
	420	420	61

Amount due to a related party:
-Mr. Zengqiang Lin	43,788	41,328	6,018
	43,788	41,328	6,018

All balances with the related parties as of December 31, 2022 and March 31, 2023 were unsecured, interest-free and had no fixed terms of repayments.

8. SUBSEQUENT EVENTS

On August 21, 2023, Hong Chang Global Investment Holdings Limited (“Hongchang BVI”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Heyu Biological Technology Corporation, a business company incorporated in the British Virgin Islands (“BVI”), and Hongchang BVI’s shareholders, Zengqiang Investment Limited, a business company incorporated in the BVI, and Hong Jin Investment Limited, a business company incorporated in the BVI (the “Selling Shareholders” and each a “Selling Shareholder”), in relation to the acquisition of Hongchang BVI by our Company (the “Hongchang Acquisition”). Zengqiang Investment Limited is wholly-owned by Mr. Zengqiang Lin and Hong Jin Investment Limited is wholly-owned by Ms. Zhenzhu Lin. Mr. Zengqiang Lin has been a director of our Company since February 17, 2023, and Ms. Zhenzhu Lin is the sister of Mr. Zengqiang Lin. In accordance with the terms of the Share Exchange Agreement, the Selling Shareholders will sell and transfer 100 shares of Hongchang BVI, constituting all of the issued and outstanding share capital of Hongchang BVI, to our Company in exchange for an aggregate of 415,582,375 new shares of our Company’s common stock (the “Consideration Shares”), of which 353,322,843 shares will be issued to Zengqiang Investment Limited and 62,259,532 shares will be issued to Hong Jin Investment Limited.

Immediately following the closing of the Hongchang Acquisition, our Company would have a total of 518,831,367 issued and outstanding shares of common stock. The 415,582,375 Consideration Shares constitute 80.1% of our enlarged share capital following the closing of the Hongchang Acquisition. The exchange consideration for the Hongchang Acquisition was determined on an arms’ length basis based on our valuation of the Hongchang Group and its assets.

(b) Pro forma financial information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 21, 2023, Heyu Biological Technology Corp (“HYBT”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Hong Chang Global Investment Holdings Limited (“Hong Chang BVI”), a British Virgins Island company, and the shareholders of Hong Chang Global Investment Holdings Limited (the “Shareholders”). The Share Exchange Agreement is effective on August 21, 2023.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of Hong Chang BVI, with Hong Chang BVI as the accounting acquirer and continuing entities although HYBT is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Hong Chang BVI immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of HYBT to indicate how the combined financial statements might have looked like if the acquisition of Hong Chang BVI and the transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on March 31, 2023.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 are presented as if the reverse acquisition consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of HYBT were prepared based on the company’s books and records, and assumed the disposal of its subsidiaries.

The unaudited pro forma condensed financial statements of Hong Chang BVI and its subsidiaries were derived from their books and records and assumed the Share Exchange Agreement consummated on such period.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

Heyu Biological Technology Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023

	Heyu Biological Technology Corporation	Hong Chang Global Investment Holdings Limited	Adjustment		Pro forma Balances

ASSETS
Current assets:
Cash and cash equivalents	-	5			5
Accounts receivable	-	31			31
Other current assets	-	881			881
Amount due from related parties	-	61			61
Total current assets	-	978			978

Non-current assets:
Construction-in-progress	-	43,542			43,542
Land use right, net	-	4,313			4,313
Total non-current assets	-	47,855			47,855
Total assets	-	48,833			48,833

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	2	34			36
Accrued expenses and other liabilities	450	14			464
Amount due to related parties	194	6,018			6,212
Total current liabilities	646	6,066			6,712

Total liabilities	646	6,066			6,712

Shareholders’ equity:
Ordinary shares (($0.001 par value, 200,000,000 shares authorized, 103,246,600 shares issued and outstanding as of March 31, 2023)	103 (1)	—	415	(2)	518
Additional paid-in capital	18,078 (1)	43,247	(415	)(2)	60,910
Accumulated deficit	(18,827)	(480)			(19,307)
Stockholders’ equity - HYBT and Subsidiaries	(646)	42,767			42,121
Noncontrolling interests in subsidiaries	-	-			-
Total shareholders’ equity	(646)	42,767			42,121

Total liabilities and shareholders’ equity	-	48,833			48,833

Heyu Biological Technology Corporation

Unaudited Pro Forma Condensed Statement of Operations and Comprehensive Loss

for the Three Months Ended March 31, 2023

	Heyu Biological Technology Corporation	Hong Chang Global Investment Holdings Limited	Adjustment	Pro forma Balances
Net revenues:
Product sales	-	27		27
Total net revenues	-	27		27
Cost of revenues	-	(39)		(39)
Gross profit	-	(12)		(12)
General and administrative expenses	(65)	(98)		(163)
Total operating expenses	(65)	(98)		(163)
Operating loss	(65)	(110)		(175)
Interest income	-	—		—
Loss before income taxes	(65)	(110)		(175)
Income tax expense	-	-		-
Net loss	(65)	(110)		(175)

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023, are based on the historical financial statements of HYBT and Hong Chang BVI after giving effect of the reverse merger between HYBT and Hong Chang BVI on August 21, 2023, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

For accounting purpose, the transaction with Hong Chang BVI was treated as a reserve acquisition, with HYBT and Hong Chang BVI as the acquirer and HYBT as the acquired party.

Note 2 – Adjustments

(1)	To adjust for the one-for-ten reverse stock split before RTO

(2)	To record an issuance of 415,582,375 of HYBT’s common stock to Hong Chang BVI’s shareholders

(d) Exhibits

Exhibit Number	Description
3.1(1)	Articles of Incorporation.
3.2(2)	Certificate of Amendment.
3.3(3)	Certificate of Amendment.
3.4(4)	Certificate of Amendment.
3.5(5)	Certificate of Amendment.
3.5(6)	By-Laws.
3.6(7)	First Amendment to the By-Laws.
3.7(8)	Second Amendment to the By-Laws.
3.8	Articles of Fuqing Hongchang Food Co., Ltd.*
4.1(9)	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.
10.1(10)	Share Exchange Agreement dated August 21, 2023
10.2(11)	Share Purchase Agreement dated August 21, 2023
10.3(12)	Form of Director Service Agreement between the Registrant and its Directors
21.1	Subsidiaries of the Registrant*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
(1)	Filed as an exhibit to the Company’s Registration Statement on Form 10-12G, as filed with the SEC on July 16, 1999, and incorporated herein by this reference.
(2)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on July 6, 2018, and incorporated herein by reference.
(3)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on August 3, 2018, and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on September 14, 2018, and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on August 14, 2023, and incorporated herein by reference.
(6)	Filed as an exhibit to the Company’s Registration Statement on Form 10-12G, as filed with the SEC on July 16, 1999, and incorporated herein by this reference.
(7)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 13, 2018, and incorporated herein by this reference.
(8)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on July 1, 2019, and incorporated herein by reference.
(9)	Filed as an exhibit to the Company’s Form 10-K, as filed with the SEC on March 23, 2023, and incorporated herein by reference.
(10)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on August 23, 2023, and incorporated herein by reference.
(11)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on August 23, 2023, and incorporated herein by reference.
(12)	Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on August 23, 2023, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

Dated: September 7, 2023	By:	/s/ Zengqiang Lin
Zengqiang Lin
Director, Chief Executive Officer and President